                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[X]    Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]    Definitive Proxy Statement
[_]    Definitive Additional Materials
[_]    Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                              Tice Technology, Inc.
     -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box)
[_]    No fee required.
[X]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       1)   Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------
       2)   Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            Purchase price of subsidiaries used to calculate fee
            --------------------------------------------------------------------
       4)   Proposed maximum aggregate value of transaction:
            $1,079,000
            --------------------------------------------------------------------
       5)   Total fee paid:
            $216
            --------------------------------------------------------------------
[_]    Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:---------------------------------------------
       2)   Form, Schedule or Registration Statement No.:-----------------------
       3)   Filing Party:-------------------------------------------------------
       4)   Date Filed:---------------------------------------------------------

                              Tice Technology, Inc.
                              Knoxville, Tennessee

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 17, 2002

         The annual meeting of shareholders of Tice Technology, Inc., a Delaware corporation ("Tice"), will be held at 10:00 a.m. EST on Tuesday, December 17, 2002, at the Tice offices at 10267 Kingston Place, Knoxville, Tennessee, for the following purposes:

         1. To elect directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

         2. To amend Tice's Certificate of Incorporation to change the name of the corporation to Atmospheric Glow Technologies, Inc.

         3. To amend Tice's Certificate of Incorporation to increase the number of Common Shares Tice is authorized to issue to 400,000,000.

         4. To approve the sale of assets and stock of Tice's subsidiary MidSouth Sign Company, Inc. and the sale of stock of Tice's subsidiary LandOak Company, Inc. which together constitute of a sale of substantially all of Tice's current assets.

         5. To ratify the appointment of Coulter & Justus, P.C. as the independent auditors of the Company for the fiscal year ending March 31, 2003.

         6. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only shareholders of record at the close of business on November 1, 2002 are entitled to notice of and to vote at the meeting.

         All shareholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the enclosed envelope for that purpose. Any shareholder of record attending the meeting may vote in person even if he or she previously has returned a proxy.

         A copy of Tice's Annual Report (including Form 10-KSB) is enclosed. A copy of Tice's quarterly report on Form 10-QSB for the three month period ended June 30, 2002 and for the six month period ended September 30, 2002 (after November 15, 2002) are available without charge from Tice upon request or may be viewed at the World Wide Website of the Securities and Exchange Commission (http://www.sec.gov).

         DATED at Knoxville, Tennessee this 27/th/ day of November, 2002.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              Charles R. West, President

                              Tice Technology, Inc.
                               10267 Kingston Pike
                           Knoxville, Tennessee 37922

                                 PROXY STATEMENT

     The enclosed proxy is solicited on behalf of Tice Technology, Inc., a Delaware Corporation ("Tice"), by Tice's board of directors (the "Board of Directors") for use at the Annual Meeting of Shareholders to be held Tuesday, December 17, 2002 at 10:00 a.m. EST (the "Meeting"), or at any postponements or adjournments of the Meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Meeting will be held at Tice's principal executive office at 10267 Kingston Pike, Knoxville, Tennessee 37922. The cost of the proxy solicitation will be borne by Tice.

     These proxy solicitation materials were first mailed to shareholders entitled to vote at the Meeting on or about December 3, 2002. The mailing included a copy of Tice's Annual Report (including Form 10-KSB).

Proposed Acquisition of the Assets of Atmospheric Glow Technologies, LLC by Tice

     In addition to the election of directors and ratification of the selection of the accountants, the Board of Directors is requesting that the shareholders approve two amendments to Tice's Certificate of Incorporation and approve the sale of substantially all of Tice's assets. All of these items relate to Tice's proposed acquisition of the assets of Atmospheric Glow Technologies, LLC ("A-G Tech"). The mailing address and telephone number for A-G Tech's principle executive offices are 2342 Stock Creek Road, Rockford, Tennessee 37853-3044,
(865) 573-7808.

     Tice and A-G Tech have evidenced their interest in consummating the acquisition in a term sheet (the "Term Sheet"). The Term Sheet is nonbinding except as to the repayment of certain cash advances made by Tice to A-G Tech if the acquisition is not completed, and confidentiality and exclusivity provisions. The consummation of the acquisition is contingent on the execution of a definitive agreement and the approval of the Tice shareholders of the amendments to the Certificate of Incorporation and divestiture of the Tice subsidiaries as well as the occurrence of other events.

     The Term Sheet is described in more detail in Item 3. A summary of the most material terms embodied in the Term Sheet follows:

  . Sale of all assets, including transfer of the licenses to the atmospheric plasma technology, to Tice.

  . Issuance of 87,456,629 Tice Common Shares and 500,000 Tice Class B Common Shares to A-G Tech which shares may not be transferred for twelve months following issuance.

  . Bridge funding to A-G Tech in the form of cash advances by Tice of $50,000 per month together with $1,525,000 to fund a redemption of stock of certain shareholders of A-G Tech; $2,034,000 had been advanced by Tice through September 2002.

  . Tice raises a minimum of $6,500,000 in private placements prior to or simultaneously with the closing of the acquisition issuing no more than 115,000,000 Common Shares.

  . Tice divests itself of its subsidiaries, LandOak Company, Inc. and MidSouth Sign Company, Inc.

Frequently Asked Questions Concerning This Proxy Statement

Q:   Why am I receiving these materials?

A:   The Board of Directors is providing these proxy materials for you in connection with Tice's Annual Meeting of Shareholders which will take place on December 17, 2002. You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement.

Q:   What information is contained in these materials?

A:   The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of the directors and our most highly paid officers, and certain other required information. Our most recent Annual Report is also enclosed.

Q:   What proposals will be voted on at the meeting?

A:   There are five proposals scheduled to be voted on at the meeting:

     1. Election as directors of Tice of the following five (5) individuals for one year terms: Michael A. Atkins, Patrick L. Martin, Thomas W. Reddoch, Charles R. West, and Kimberly Kelly-Wintenberg;

     2. Amendment of Tice's Certificate of Incorporation to change the corporation's name to Atmospheric Glow Technologies, Inc.;

     3. Amendment of Tice's Certificate of Incorporation to increase the number of Common Shares Tice is authorized to issue to 400,000,000;

     4. Sale of assets and the stock of Tice's subsidiary MidSouth Sign Company, Inc. and the sale of stock of Tice's subsidiary LandOak Company, Inc., which together constitute a sale of substantially all of Tice's current assets; and

     5.   Ratification of Coulter & Justus, P.C. as Tice's independent auditors.

Q:   What are the voting recommendations of the Board of Directors?

A:   Our Board of Directors recommends that you vote your shares "FOR" each of the nominees for election to the Board and "FOR" the other proposals.

Q:   Who is entitled to vote?

A:   Shareholders of Tice as of the close of business on November 1, 2002 (the
"Record Date") are entitled to vote at the annual meeting.

Q:   What classes of shares are entitled to be voted?

A:   The holders of shares of both classes of common stock on the Record Date are entitled to vote on each proposal at the Annual Meeting. Each outstanding share is entitled to one vote. In addition, holders of Class B Common Shares are entitled to elect three of the members of the Board of Directors. Holders of Common Shares are only entitled to elect two directors (25% of the members of the Board of Directors). The two nominees who receive the greatest number of votes from holders of Common Shares will be designated the directors elected by the holders of Common Shares. If more than two nominees receive the same number of votes (which is also the greatest number), the holders of Common Shares present at the meeting, in person or by proxy, will vote on the designation of the two directors from among the nominees who received the greatest number of votes. As of October 1, 2002, there were 22,773,329 Common Shares and 750,000 Class B Common Shares issued and outstanding. Voting of approximately 60% of the Common Shares and all of the Class B Common Shares is controlled by Patrick L. Martin. Mr. Martin, Mr. Atkins, and Mr. West, who together own or control in excess of 51% of the Common Shares, have agreed to vote for the proposals.

Q:   What constitutes a quorum?

A:   The required quorum for the transaction of business at the Annual Meeting is one-third of the votes eligible to be cast by holders of the issued and outstanding shares of Tice, present or represented by proxy, as of the record date.

Q:   What does it mean if I receive more than one proxy card?

A:   It means that you hold shares registered in more than one account. Sign and return all proxy cards to ensure that all of your shares are voted.

Q:   How do I vote?

A:   Sign and date each proxy card you receive (many shareholders receive multiple proxies) and return it in the enclosed envelope. If you return your signed proxy but do not indicate your voting preferences, we will vote on your behalf "FOR" the election of the five director nominees, "FOR" both amendments to the Tice Certificate of Incorporation, "FOR" the sale of the subsidiaries, and "FOR" the ratification of the selection of the independent auditors. You have the right to revoke your proxy by voting in person at the meeting.

     Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

     Shareholders do not have the right to cumulate their votes in the election of directors of Tice. With respect to the election of directors, you may (1) vote for all of the director nominees as a group, (2) withhold your vote for all the director nominees as a group, or (3) vote for all director nominees as a group except those nominees you identify. If you sign, date, and mail your proxy card without indicating how you want to vote, you will be counted as a vote in favor of each of the proposals.

     If you sign, date, and mail your proxy card in time to be cast at the Annual Meeting indicating how you want to vote, it will be voted in accordance with your instructions. The persons named as proxy holders in the proxies are officers of Tice. We encourage you to vote and to vote promptly. If a quorum is not present at the Annual Meeting, the designated proxy holder on the applicable proxy card will vote the returned proxy cards to adjourn the Annual Meeting to a time and place to be announced.

Q:   How do I sign the proxy?

A:   Sign your name exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as an attorney, executor, administrator, guardian, trustee, or officer or agent of a company), you should indicate your name and title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, each owner must sign.

Q:   Who will count the votes?

A:   Registrar and Transfer Company, Tice's transfer agent, will tabulate the returned proxy votes by mail and the independent inspector of the election will tabulate the votes at the meeting.

Q:   How many votes are needed for approval of each proposal?

A:   Directors will be elected by a plurality of the votes cast at the Annual
Meeting, meaning that the five nominees receiving the most votes from holders of the class of stock electing each such director will be elected directors. The affirmative vote of a majority of the outstanding

Common Shares and Class B Common Shares is required to approve the amendments to the Certificate of Incorporation and the sale of assets. A majority of the Common Share and Class B Common Shares present in person or represented by proxy is required to ratify the selection of the independent auditors for the fiscal year ending March 31, 2003.

Q:   Who can attend the Annual Meeting?

A:   All persons who are shareholders on the Record Date can attend. If your shares are held in the name of a broker or other nominee, please bring proof of share ownership, such as a broker's statement, to the Annual Meeting to receive admittance.

Q:   When are the shareholder proposals and nominations for the Board of
Directors for the 2003 Annual Meeting due?

A:   Shareholder proposals intended to be presented at, and included in Tice's proxy statement and proxy related to, Tice's 2003 Annual Meeting, and the nominations of candidates for election to the Board of Directors at the 2003 Annual Meeting, must be submitted in writing by March 31, 2003 to Tice's Secretary at its executive offices at such time. Shareholder proposals intended to be presented at, but not included in Tice's proxy statement and proxy for, that meeting must be received by Tice no later than March 31, 2003, at the same address. If not received by that date, those persons named in the proxy may use the discretionary authority granted in the proxy to vote on the proposal. Such nominations and proposals must be in compliance with applicable laws and regulations, as well as Tice's Bylaws, in order to be considered for inclusion in the proxy statement and form of proxy for that meeting. Copies of the Bylaws are available to the shareholders of Tice free of charge upon request in writing to Tice's Secretary.

Q:   Who will bear the cost of soliciting votes for the meeting?

A:   Tice will bear any expenses incurred in soliciting proxies. Proxies may be solicited by mail, telephone, or telegraph by Tice and its management and employees. Tice's management and employees will not receive any additional compensation for these services. Tice will request brokers, nominees, and other fiduciaries and custodians who hold shares of stock of Tice in their names to provide a copy of this Proxy Statement and any accompanying materials to the beneficial owners of such shares. Tice will reimburse such persons, if requested, for their reasonable fees and expenses incurred in completing the mailing of such material to the beneficial owners.

Voting at the Meeting

     Votes cast by proxy or in person at the Meeting will be tabulated by the election inspector appointed for the Meeting and will determine whether a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     If the accompanying proxy is properly signed and returned to Tice and not revoked, it will be voted in accordance with the instructions contained in the proxy. Unless contrary instructions are given, the designated proxy holder in the accompanying proxy will vote "FOR" the Board of Directors slate of nominees, "FOR" the amendment to the Certificate of Incorporation changing the name of the Corporation to Atmospheric Glow Technologies, Inc., "FOR" the amendment to the Certificate of Incorporation increasing the number of authorized shares to 400,000,000, "FOR" the sale of substantially all assets, and "FOR" ratification of the appointment of Coulter & Justus, P.C. as Tice's independent auditors for the financial audit of fiscal year ending March 31, 2003.

Revocability of Proxies

     Any person giving a proxy may revoke the proxy at any time before its use by delivering to Tice written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Voting Agreements

     Patrick Martin, who currently holds all of the issued and outstanding Class B Common Shares and controls approximately 60% of the issued and outstanding Common Shares, Michael Atkins, who holds and/or controls with Mr. Martin 59% of the issued and outstanding Common Shares and Charles West, who holds 3% of the issued and outstanding Common Shares have agreed to vote for the sale of the stock of MidSouth Sign Company, Inc. to Charles West as an inducement for Mr. West to loan or cause others to loan money to MidSouth prior to the completion of the sale.

     William A. Tice, the holder of approximately 27% of the outstanding Common Shares, agreed to elect two designees of certain purchasers in a private placement which closed in June 1999. The purchasers included Michael A. Atkins and Patrick L. Martin. This agreement continues for so long as Mr. Atkins and Mr. Martin, together with the initial investors under the private placement, own at least 10% of Tice's common stock. In addition, if the 10% requirement is no longer met, so long as such persons own at least 5% of Tice's common stock or the promissory notes sold in the private placement remain outstanding, Mr. Tice has agreed to elect one of their designees as a director. Mr. Atkins and Mr. Martin are the initial designees.

     In connection with the employment of Charles R. West as President of Tice, Mr. Tice has agreed to elect Mr. West a director of Tice so long as his employment agreement with Tice remains in effect.

Share Ownership of Directors, Executives, and Certain Other Shareholders

     The following table sets forth information with respect to ownership of issued and outstanding shares and warrants of Tice by management and 5% or greater shareholders as of October 1, 2002. Except as otherwise indicated, all owners have sole voting power and investment power over all shares listed.

--------------------------------------------------------------------------------------------------------------
                                                                               Total Number of      Percent
         Name and Address                         Title of Class              Securities Owned        of
         ----------------                         --------------                Beneficially       Class (1)
                                                                               ------------        ---------
--------------------------------------------------------------------------------------------------------------
William A. Tice (1)                     Common Shares                                6,104,245           27%
5315 Kesterbrooke Blvd.
Knoxville, TN
--------------------------------------------------------------------------------------------------------------
Michael A. Atkins (2)                   Common Shares                               13,391,387           59%
1033 Spyglass Way
Knoxville, TN
--------------------------------------------------------------------------------------------------------------
Patrick L. Martin (3)                   Common Shares                               14,111,838           60%
30 Rivendell                            Class B Common Shares                          750,000          100%
Knoxville, TN
--------------------------------------------------------------------------------------------------------------
Charles R. West (4)                     Common Shares                                  791,222            3%
3516 Navigator Place
Knoxville, TN
--------------------------------------------------------------------------------------------------------------
Joseph B. Baker (5)                     Common Shares                                5,000,000           22%
8501 Old Town Court
Knoxville, TN
--------------------------------------------------------------------------------------------------------------
Herman Larry Garner (5)                 Common Shares                                5,050,000           22%
2622 Hill Court
Maryville, TN
--------------------------------------------------------------------------------------------------------------
TLC Rental and Leasing, LLC             Common Shares                                8,000,000           35%
10267 Kingston Pike
Knoxville, TN
--------------------------------------------------------------------------------------------------------------
AMBG Holding, LLC                       Common Shares                                5,000,000           22%
10267 Kingston Pike
Knoxville, TN
--------------------------------------------------------------------------------------------------------------
Directors and Officers                  Common Shares                               15,294,447           63%
  As a Group (6)                        Class B Common Shares                          750,000          100%
--------------------------------------------------------------------------------------------------------------

1. The number of Common Shares listed for Mr. Tice includes 10,000 Common Shares held for his daughter. During fiscal year 2002, Mr. Tice transferred 750,000 Class B Common Shares to Mr. Martin in a financing transaction.

2. Mr. Atkins is a director of Tice. The number of Common Shares listed for Mr. Atkins includes 363,572 Common Shares owned by his wife, 8,000,000 Common Shares owned by TLC Rental and Leasing, LLC (formerly The LandOak Company, LLC) in which Mr. Atkins holds a 50% membership interest and 5,000,000 Common Shares owned by AMBG Holdings, LLC (formerly MidSouth Sign Company, LLC) in which Mr. Atkins holds a 25% membership interest.

3. Mr. Martin is a director of Tice. The number of Common Shares listed for Mr. Martin includes 8,000,000 Common Shares owned by TLC Rental and Leasing, LLC (formerly The LandOak Company, LLC), in which Mr. Martin holds a 50% membership interest, 5,000,000 Common Shares owned by AMBG Holdings, LLC (formerly MidSouth Sign Company, LLC), in which Mr. Martin holds a 25% membership interest, and 750,000 Common Shares that he would receive if he converted his Class B Common Shares which he acquired from William Tice during fiscal year 2002 in a financing transaction.

4. Mr. West is President, Chief Executive Officer, and a director of Tice. The number of Common Shares listed for Mr. West includes the 690,071 Common Shares he would receive if he exercised his stock options which have vested.

5. The number of Common Shares listed for Mr. Baker and Mr. Garner includes 5,000,000 Common Shares owned by AMBG Holding, LLC in which Mr. Baker and Mr. Garner each hold a 25% membership interest.

6. The number of Common Shares listed for directors and officers as a group include the 750,000 Common Shares that Mr. Martin would receive if he converted his Class B Common Shares, the 690,071 Common Shares that Mr. West would receive if he exercised his options which have vested, 363,572 Common Shares for Mr. Atkins owned by his wife, 8,000,000 Common Shares for Mr. Martin and Mr. Atkins because of their ownership of TLC Rental and Leasing, LLC, and 5,000,000 Common Shares for Mr. Martin and Mr. Atkins because of their ownership of AMBG Holdings, LLC.

     During Tice's 2002 fiscal year, Mr. Tice transferred 750,000 Class B Common Shares which constitute all of the currently issued and outstanding shares of that class, to Mr. Martin in connection with a loan made by Mr. Martin to Mr. Tice in the amount of $50,000. Mr. Martin used his personal funds to make the loan.

     If the acquisition of A-G Tech is consummated, there will be a change of control of Tice. A-G Tech will receive 87,456,629 Tice Common Shares and 500,000 Tice Class B Common Shares. A-G Tech will then own approximately 36% of the outstanding Tice Common Shares, assuming Tice issues the entire 114,000,000 in the private placements which are to occur as a condition to the acquisition. The 500,000 Class B Common Shares will constitute 67% of the outstanding Class B Common Shares as Mr. Martin has agreed to convert 500,000 of his Class B Common Shares to Common Shares in connection with the acquisition leaving him with 250,000 Class B Common Shares. At that point, A-G Tech will elect 75% of the board of directors of

Tice. Mr. Martin has also agreed to vote his Class B Common Shares to elect one designee of A-G Tech to the board after the closing.

                                     ITEM 1.
                              ELECTION OF DIRECTORS

     Tice's Bylaws provide that the number of directors may be fixed from time to time by resolution of the Board of Directors. All directors are elected at each Tice annual meeting of shareholders for a term of one year and hold office until their successors are elected and qualified.

     A board of five directors is to be elected at the Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. Four of the nominees are currently directors of Tice. Kimberly Kelly-Wintenberg, the founder, a Governor, and a 28% owner of Atmospheric Glow Technologies, LLC, is nominated in connection with the proposed acquisition of the assets of A-G Tech and has agreed to resign if the acquisition is not consummated. In the event that any nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee designated by the current Board of Directors. It is not expected that any nominee will be unable or will decline to serve as a director, except as described above. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until a successor has been elected and qualified. Tice plans to increase the number of the board of directors to nine at sometime in the future assuming the acquisition of A-G Tech is completed.

     Information concerning the current and proposed executive officers of Tice and the persons nominated for election as directors is set forth below.

     ---------------------------------------------------------------------------
      Name                                    Age  Position at Company
      ----                                    ---  -------------------
     ---------------------------------------------------------------------------
      Charles R. West (1)                     45   Director, President, Chief
                                                   Executive Officer
     ---------------------------------------------------------------------------
      Thomas R. Reddoch (2)                   57   Director
     ---------------------------------------------------------------------------
      Patrick L. Martin                       50   Director
     ---------------------------------------------------------------------------
      Michael A. Atkins                       42   Director
     ---------------------------------------------------------------------------
      Kimberly Kelly-Wintenberg               41   Nominated Director
     ---------------------------------------------------------------------------

(1) Mr. West is expected to become Executive Vice President and Chief Financial Officer upon the acquisition of A-G Tech by Tice described elsewhere in this proxy statement.

(2) Mr. Reddoch is expected to become President and Chief Executive Officer of Tice upon the acquisition of A-G Tech by Tice described elsewhere in this proxy statement.

     Mr. West was elected President and Chief Executive Officer and a director of Tice and TES effective May 1, 1999. From August 1995 to April 1999, Mr. West was a managing partner of Venture Alliance, LLC, a venture capital firm in Knoxville, Tennessee, during which time he oversaw the launch of three out of the firm's eight start-up businesses. In each of the three, he acted as Chief Executive Officer until permanent management was installed. Prior to Venture Alliance, LLC, from 1986 to 1995, Mr. West was President and Chief Executive Officer of MasterCraft Boat Company in Vonore, Tennessee. He was Executive Vice President and General Manager of that company from 1985 to 1986 and Vice President - Finance from 1982 to 1985. Mr. West is a Certified Public Accountant and received a B.S. in Business Administration from The University of Tennessee in Knoxville in 1979.

     Mr. Reddoch was elected a director of Tice in December 2001. Mr. Reddoch currently serves as President of Container Technologies, Inc. in Helenwood, Tennessee and has held this position since December 1999. Mr. Reddoch previously served as President of Format Industries, Inc. from 1996 to 1999, was a management consultant from 1994 to 1996 and was Executive Vice President of Electrotek, Concepts, Inc. from 1984 to 1994. Mr. Reddoch received his B.S. in Electrical Engineering in 1967 and his M.S. in Electrical Engineering in 1969 from Lamar University in Beaumont, Texas and a Ph.D. in Electrical Engineering from Louisiana State University in Baton Rouge, Louisiana in 1973. Mr. Reddoch also serves as a director for Atmospheric Glow Technologies, LLC in Rockford, Tennessee and is the President and member of the Board of Directors of Tennessee Center for Research and Development in Knoxville, Tennessee.

     Mr. Martin was elected a director of Tice in May 1999. Since August of 1981, Mr. Martin is an owner of and has been employed by The Lanrick Group, Inc. in Knoxville, Tennessee where he provides financial planning and services. Mr. Martin received a B.A. from the University of Tennessee in Knoxville, in 1974 and a Masters in Financial Planning from The College of Financial Planning in Denver, Colorado in 1995.

     Mr. Atkins was elected a director of Tice in May 1999. Beginning January 1, 2001, Mr. Atkins has served as an outside consultant to the LandOak Company, Inc. since its purchase by Tice. Since March of 1983, Mr. Atkins has been employed by The Lanrick Group, Inc. in Knoxville, Tennessee where he provides financial planning and services. Mr. Atkins received a B.S. from Auburn University in Auburn, Alabama in 1982 and a Masters in Financial Planning from The College of Financial Planning in Denver, Colorado in 1994.

     Ms. Kelly-Wintenberg is the founder, a Governor, and a 28% owner of Atmospheric Glow Technologies, LLC. Since January 2000, she has been the President and Chief Executive Officer of A-G Tech. Prior to that from August 1993 through December 1999, she was an Instructor, Senior Research Associate, and Research Assistant Professor at the University of Tennessee in Knoxville, Tennessee. She received her B.S. in Microbiology from East Tennessee State University in 1983 and her Ph.D. in Microbiology from the University of Tennessee in 1991.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Tice's directors, officers and persons who beneficially own more than ten percent of the Common Shares (each, a "Reporting Person") to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to the company pursuant to the Exchange Act. Based solely upon a review of the forms and amendments thereto furnished to Tice during the fiscal year ended March 31, 2002, we believe that each Reporting Person complied with all applicable filing requirements during such fiscal year, except that William A. Tice has not filed one Form 4 for one transaction that occurred during the fiscal year ended March 31, 2002.

Certain Relationships And Related Transactions

     Management believes that all of the transactions listed below are at least as fair as a similar transaction with an unaffiliated third party would have been.

     During fiscal years 1996 through 1999, William A. Tice made loans to TES covered by promissory notes that accrued interest at an annual rate of 10%. A portion of the interest was accrued and was added to the principal balance. In December 2001, in a private placement transaction, the Company converted the total balance of notes payable to Mr. Tice in the amount of $529,870 ($491,872 in principal and $37,998 in accrued interest reflected in notes payable to related party) to 1,125,000 Tice Common Shares. Mr. Tice is former Chairman of the Board, Executive Vice President and director of Tice.

     During fiscal year 2002, Mr. West loaned the Company $9,112 at an interest rate of 10% per annum. The loan was repaid with interest in April 2002. Additionally, Mr. West loaned the Company $25,000 at an interest rate of 10% per annum with principal and interest due April 2002. Mr. West has agreed to a month-to-month extension of the due date.

     Effective January 1, 2001, Tice purchased substantially all of the assets of MidSouth Sign Company, LLC in exchange for 5,000,000 of its Common Shares and the assumption of certain liabilities. Also effective January 1, 2001, Tice purchased substantially all of the assets of The LandOak Company, LLC in exchange for 8,000,000 of its Common Shares and the assumption of certain liabilities. Mr. Atkins and Mr. Martin (directors of Tice) control and are two of the owners of MidSouth Sign Company, LLC (which subsequently changed its name to AMBG Holding, LLC) and control and are all of the owners of The LandOak Company, LLC (which subsequently changed its name to TLC Rental and Leasing, LLC). In addition, TLC Rental and Leasing, LLC had at the time approximately $24,500,000 in outstanding notes payable and accrued interest payable to investors that were not assumed by Tice. TLC Rental and Leasing, LLC and its owners have agreed to indemnify Tice with respect to such notes. Additionally, Mr.

Atkins and Mr. Martin have agreed to continue to personally guarantee certain bank indebtedness that was assumed by Tice in both the LandOak and MidSouth acquisitions.

     Related to the MidSouth acquisition, Tice has agreed to make principal and interest payments to a financial institution for the benefit of Mr. Martin and Mr. Atkins (both directors of Tice) who are obligors under a loan agreement for which the seller, MidSouth Sign Company, LLC, received the loan proceeds. Prior to the acquisition, MidSouth Sign Company, LLC was making the principal and interest payments to the financial institution. Mr. Martin and Mr. Atkins owned at the time of purchase, and continue to own, a portion of MidSouth Sign Company, LLC (which subsequently changed its name to AMBG Holding, LLC). Interest has accrued at the prime rate plus 1% and Tice had made quarterly principal and interest payments of $15,000. The principal balance as of March 31, 2002 was $42,497 and the principal and interest were paid in full in June 2002.

     During fiscal year 2002, a company owned by Mr. Atkins and Mr. Martin (both directors of Tice) loaned Tice $30,000 at an interest rate of 10% per annum. The principal balance at March 31, 2002 was $28,750. The principal and accrued interest were paid in full in April 2002.

     During fiscal year 2002, The Lanrick Group, Inc., owned by Pat Martin (a director of Tice), loaned the Company $50,000 at an interest rate of 6% per annum. The principal and accrued interest were paid in full in March 2002. Also during fiscal year 2002, the Company sold a telephone system to The Lanrick Group, Inc. as part of the liquidation of assets and indebtedness of TES. The Lanrick Group, Inc. assumed the related capital lease obligation which exceeded the net book value of the equipment, resulting in a gain of $2,073 for Tice. Related to this transaction, Tice is contingently liable for future lease payments of $16,500 as of March 31, 2002. In addition, upon consummation of the acquisition of A-G Tech, The Lanrick Group, Inc. will have an option to acquire 7,142,857 Tice Common Shares for $500,000 ($0.07 per share) for three years following the closing of the acquisition. Also, if the private placements by Tice described in this proxy statement are closed, The Lanrick Group, Inc. will receive a 6% commission on the amount raised in such private placements as placement agent for the offerings.

     During fiscal year 2002, Mr. Atkins' wife loaned the Company $26,250 at an interest rate of 6% per annum with principal and interest due September 2002. The note is convertible at the option of the holder into Common Shares in conjunction with a private placement at a rate of $.07 per Common Share. The note is secured by an equity interest in Atmospheric Glow Technology, LLC pursuant to the Term Sheet whereby, if the transaction is consummated, Tice will acquire the assets of Atmospheric Glow Technology, LLC as described in greater detail elsewhere herein. Mr. Atkins is a director of Tice.

     In March 2002, Mr. Martin and Mr. Atkins agreed to loan the Company $1,300,000 as part of the Company's negotiations with LandOak's senior lender. The proceeds of this loan are to be used to retire the Company's indebtedness with the lender. The note bears interest at 6% per annum, is due March 2003 and is convertible at the option of the holders into 18,571,429 Tice Common Shares at a rate of $.07 per Common Share, conditioned on the approval of the shareholders of the Company to increase the number of authorized Common Shares. The conversion is expected to occur. As of March 31, 2002, Mr. Martin and Mr. Atkins had advanced the Company $500,000 of the $1,300,000 commitment.

     In July 2001, LandOak Capital, LLC, a company run by and owned by an entity which is owned by Mr. Martin and Mr. Atkins filed for protection and reorganization under Chapter 11 of the United States Bankruptcy Code. LandOak Capital, LLC provided capital to Cherokee Rental, Inc., a predecessor to LandOak Company, LLC (which was purchased by Tice in 2001). LandOak Capital, LLC is not an operating company in the traditional sense. The purpose of filing for reorganization was to protect the rights of holders of notes issued by LandOak Capital, LLC against claims of certain of the note holders who were attempting to force LandOak Capital, LLC into an involuntary bankruptcy. The bankruptcy is still pending.

     Mr. Reddoch who currently is a director of Tice and is expected to become President and Chief Executive Officer of Tice is a director of Atmospheric Glow Technologies, LLC which is expected to sell its assets to Tice in exchange for Tice Common Shares and other consideration which is described in more detail elsewhere in this Proxy Statement. Mr. Reddoch was the President of Tennessee Center for Research and Development ("TCRD") until August 2002 and continues to serve as a director. TCRD is a 16% owner of A-G Tech and has loaned $250,000 to A-G Tech. The loan will be converted to Tice Common Shares at a rate of $0.07 per share.

Meetings and Committees of the Board of Directors

     The Board of Directors held a total of four meetings during the fiscal year ended March 31, 2002. No fees were paid to the directors for their attendance. Tice does not currently have an audit, nominating, or compensation committee. The full board performs these functions.

Executive Compensation

     Effective on May 1, 1999, Tice entered into employment agreements with William A. Tice to serve as its Chairman of the Board and Executive Vice President and Charles R. West to serve as President and Chief Executive Officer. Both agreements are for a term beginning May 1, 1999 and ending April 30, 2002 with automatic one-year renewal terms unless terminated on three-months notice by either party after the initial term. The agreements may be earlier terminated in the event of the death, permanent disability or, upon sixty-days notice, the gross misconduct, material dishonesty or felony conviction of the employee. Mr. Tice left employment in October 2001, but continued to receive his salary under the employment agreement through April 2002 when the employment agreement with Mr. Tice expired. The employment agreement with Mr. West was automatically renewed for an additional one-year term ending April 30, 2003.

     Compensation under both agreements, in addition to benefits commensurate to those provided to other key employees, reimbursement of certain expenses and provision of an automobile or automobile allowance, is a base salary of $150,000 (subject to annual reviews and increases by the Board of Directors) and, beginning in the fiscal year ending March 31, 2001, a target bonus of up to 50% of base salary payable in accordance with achievement of annual goals and objectives set by the Board of Directors. Both agreements also provide that if the employee is terminated without cause, he will be entitled to receive severance pay equal to one year of his then current base salary plus the target bonus of 50% of base pay, payable in a lump sum within fifteen days of termination. Benefits and perquisites continue for one year after termination without cause.

     In addition to the compensation described above, Mr. West received incentive stock options to purchase Common Shares in an amount that will, if fully exercised, together with shares he received in payment of a loan to Tice, bring his cumulative ownership to approximately 3% of the current fully diluted outstanding Common Shares of Tice. The options allow for purchases of up to 690,071 Common Shares. One-third of the options vested on the first anniversary of employment and have an exercise price of $1.00 per share, one-third vested on the second anniversary with an exercise price of $3.50 per share and the remainder vested on the third anniversary with an exercise price of $7.00 per share. The options are exercisable for five years from the date they vested.

     The following table sets forth the compensation of the current President and Chief Executive Officer, Mr. West, for the fiscal years ended March 31, 2002, 2001 and 2000:

                           Summary Compensation Table
                           --------------------------

                                                                                                        Long Term
                                                                                                      Compensation
                                                        Annual Compensation                              Awards
                                                        -------------------                              ------

                                                                               Other Annual            Securities
Name and                                 Fiscal      Salary       Bonus        Compensation            Underlying
Principal Position                        Year       ($)(1)        ($)            ($)(2)           Options / SARs (#)
Charles R. West, President, Chief         2002      150,000        -0-            18,522                   -0-
Executive Officer                         2001      150,000        -0-            17,862                   -0-
                                          2000      137,500        -0-            14,492                 690,071

(1) The salary listed for fiscal year 2001 includes $116,117 of salaries accrued but not paid to Mr. West. The salary listed for fiscal year 2000 are for eleven months beginning May 1, 1999 as Mr. West did not begin employment until May 1, 1999.

(2) Other annual compensation includes for Mr. West an automobile allowance ($12,000 for fiscal year 2002, $12,000 for fiscal year 2001 and $11,000 for fiscal year 2000), health insurance premiums ($5,207 for fiscal year 2002, $4,881 for fiscal year 2001 and $2,367 for fiscal year 2000) and 401(k) Plan company matching contributions ($1,315 for fiscal year 2002, $981 for fiscal year 2001 and $1,125 for fiscal year 2000) which were based on the same percentage of employer matching contribution available to other employees. Not included in compensation disclosed above, Mr. West earned interest of $147 and $4,087 on loans to Tice (notes payable to related parties) during fiscal years 2002 and 2001, respectively.

     The holders of shares of both classes of common stock on the Record Date are entitled to elect directors. Each outstanding share is entitled to one vote. In addition, holders of Class B Common Shares are entitled to elect three of the members of the Board of Directors. Holders of Common Shares are only entitled to elect two directors (25% of the members of the Board of Directors). The two nominees who receive the greatest number of votes from holders of Common Shares will be designated the directors elected by the holders of Common Shares. If more than two nominees receive the same number of votes (which is also the greatest number), the holders of Common Shares present at the meeting, in person or by proxy, will vote on the designation of the two directors from among the nominees who received the greatest number of votes.

     The Board of Directors recommends that you vote your shares "FOR" each of the nominees for election to the Board.

                                     ITEM 2
              APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION TO CHANGE NAME TO ATMOSPHERIC GLOW TECHNOLOGIES, INC.

     Tice's original subsidiary Tice Engineering and Sales, Inc. ("TES") ceased business in August 2001, although it continues to hold the patents and license agreements. The MidSouth Sign Company, Inc. subsidiary is to be sold (which sale is further described in Item 4). The LandOak Company, Inc. subsidiary is also being sold (also further described in Item 4). Tice plans to sell Common Shares to raise additional funds to pay off debts and provide working capital for future operations. Tice also plans to issue securities to acquire the assets of Atmospheric Glow Technologies, LLC ("A-G Tech") which proposed acquisition is further described in Item 3 of this proxy statement. To better reflect the company's change in focus, the name of the corporation is proposed to be changed from Tice Technology, Inc. to Atmospheric Glow Technologies, Inc.

     The Board of Directors has adopted resolutions setting forth the proposed amendment, declaring its advisability, and directing that the proposed amendment be submitted to the shareholders for their approval at the Annual Meeting. If adopted by the shareholders, the amendment would become effective upon filing as required by the General Corporation Law of Delaware.

     Approval of the amendment requires that at least 11,761,665 shares (a majority of the outstanding common shares of all classes of Tice) be voted for approval of the amendment. The Board recommends that the shareholders vote "FOR" the amendment to the Certificate of Incorporation's of Tice Technology, Inc. to change the corporation's name from Tice Technology, Inc. to Atmospheric Glow Technologies, Inc.

                                     ITEM 3
                     APPROVAL OF AMENDMENT OF CERTIFICATE OF
                     INCORPORATION TO INCREASE THE NUMBER OF
                     COMMON SHARES AUTHORIZED TO 400,000,000

     Tice's Certificate of Incorporation currently authorizes the issuance of up to 30,000,000 Common Shares, 5,000,000 Class B Common Shares, 600,000 Class D Common Shares, and 10,000,000 Preferred Shares. On October 1, 2002, there were 22,773,329 Common Shares and 750,000 Class B Common Shares outstanding. In addition, 750,000 Common Shares are reserved for issuance in the event the 750,000 outstanding Class B Common Shares are converted to Common Shares, 790,071 are reserved for issuance upon exercise of stock options (of which 770,071 options are outstanding), 100,000 are reserved for issuance in the event of exercise of warrants issued in 1999, and 3,214,286 shares are reserved for issuance to the Tennessee Center for Research and Development ("TCRD") in satisfaction of $225,000 in debt. No Class D Common Shares or Preferred Shares are outstanding. The Board of Directors believes that it is desirable for the shareholders to consider and act upon a proposal to amend the company's Certificate of Incorporation to increase the number of shares authorized. The proposed amendment provides that the company would have 400,000,000 Common Shares authorized. The proposed amendment in no way affects provisions of its Certificate of Incorporation relating to, or number of authorized shares of, other classes of common shares or preferred shares.

     If the number of authorized shares is increased in addition to the issuance of the 3,214,286 Common Shares to TCRD, Tice would issue 46,785,714 Common Shares to investors in a private placement in which shares were subscribed at $0.07 per share for a total raised of $3,500,000. Tice would also issue 64,000,000 Common Shares to investors in a private placement in which shares may be subscribed at $0.20 per share. If all such shares are sold Tice will raise $12,800,000 in such offering. Issuance of the shares in both offerings is contingent on the approval and filing of this amendment to the Certificate of Incorporation and the consummation of the acquisition of A-G Tech described in more detail below. If a minimum of $6,500,000 is raised, The Lanrick Group, the placement agent for the offering, or its assignee will have the option for three years to purchase 7,142,857 Common Shares at $0.07 per share. Pat Martin, a control shareholder and director of Tice owns The Lanrick Group and Mike Atkins, a control shareholder and director of Tice is an agent of The Lanrick Group. Tice would also issue 18,571,429 Common Shares in satisfaction of funds loaned and to be loaned by Pat Martin and Mike Atkins totaling $1,300,000 at a rate of $0.07 per share.

     In connection with the acquisition of the assets of A-G Tech, Tice would issue 87,456,629 Common Shares and 500,000 Class B Common Shares to A-G Tech which is described in more detail below. Tice and A-G Tech have evidenced their interest to effect Tice's acquisition of A-G Tech by way of the Term Sheet. The Term Sheet is not binding on the parties except with respect to certain confidentiality and exclusivity provisions and the return or conversion to equity of certain funds advanced or to be advanced by Tice prior to the completion of the acquisition. Under the Term Sheet, if not changed in the definitive agreement, Tice will advance A-G Tech $1,525,000 to fund a stock redemption agreement and $50,000 each thirty days between the date of the Term Sheet and the closing of the acquisition (with $2,034,000 having been advanced through September 2002), and will issue 87,456,629 Tice Common Shares and 500,000 Tice Class B Common Shares to A-G Tech. The shares would be nontransferable (except in the case of dissolution of A-G Tech when they could be transferred to A-G Tech's owners) for twelve months. A-G Tech, as well as two of Tice's current directors (Mike Atkins and Pat Martin) will receive piggyback registration rights for twelve months beginning after the end of the twelve month restriction on sale. Tice must amend its Certificate of Incorporation to authorize additional shares and to change its name. Tice's shareholders must approve the amendment to the Certificate of Incorporation.

     Tice also agrees to increase the number of its Board of Directors to nine. Six directors will be elected by holders of Class B Common Shares and three directors will be elected by holders of Common Shares. In connection with the acquisition, Pat Martin, the current holder of Class B Common Shares, will agree to convert 500,000 of his Class B Common Shares to Common Shares leaving him with 250,000 Class B Common Shares. He agrees to approve the issuance of the 500,000 Class B Common Shares to A-G Tech and to enter into a voting agreement requiring him to vote his Class B Common Shares to elect a designee of A-G Tech to the Board of Directors for three years after the closing of the acquisition. A-G Tech will agree to elect Kimberly Kelly-Wintenberg and Thomas Reddoch to the Tice Board of Directors for three years after the acquisition.

     Tice agrees to raise $6,500,000 of cash or conversion of outstanding debt in return for no more than 115,000,000 of its Common Shares. Tice will divest itself of LandOak and MidSouth and not negotiate to acquire, or acquire, any other businesses prior to the closing. Tice will terminate all of its employees and enter into employment agreements reasonably acceptable to it with key employees of A-G Tech. Additionally, Tice agreed to assist A-G Tech in obtaining financing to purchase certain testing equipment costing $225,000. This financing has been completed with a loan from the TCRD to A-G Tech. In connection with the loan, the TCRD had the right to convert the debt to Tice Common Shares at $0.07 per share which it has exercised, and such funds are included as advanced by Tice to A-G Tech.

     Prior to closing, the University of Tennessee Research Corporation ("UTRC") must have approved the proposed transactions with Tice. Tice is not aware of any federal or state regulatory approvals which would be required to complete the acquisition.

     There is no public trading market for the securities of A-G Tech. A-G Tech has thirteen holders of its securities. It is a start-up and has not paid dividends on any of its securities.

     In connection with the acquisition of A-G Tech, Tice plans to form a new subsidiary which will acquire the assets of A-G Tech. A-G Tech has a license for the patented One Atmospheric Uniform Glow Discharge Plasma (OAUGDP(TM) or Atmospheric Plasma) technology developed by scientists at the University of Tennessee in Knoxville. The acquisition of A-G Tech is contingent on many events occurring which are described in more detail above. If the acquisition occurs, the following is a description of the possible applications of the technology and management's general plan to develop it.

Business of A-G Tech

     Management believes that the OAUGDP(TM) technology offers capabilities that prior plasma technologies could not provide. Because of its differentiating features, OAUGDP(TM) costs less to generate than earlier technologies. Moreover, the OAUGDP(TM) technology expands the applicability of plasma which management believes provides new opportunities to create value. A-G Tech, founded in January 2000, emerged from the laboratories of the Departments of Electrical Engineering, Microbiology, Physics and Textiles at the University of Tennessee when a multi-disciplinary group of scientists recognized the potential market value of this technology.

     Atmospheric Plasma - as distinguished from blood plasma - is the fourth state of matter and is a technology in its infancy. As a fundamental science unto itself, Atmospheric Plasma is a potential source for a multitude of applications and products. Fundamental technology forms such as transistors, lasers, and related innovations have provided a basis for revolutionary advancements in applications and products. Tice management believes that Atmospheric Plasma technology can follow a similar path.

     Management believes that the OAUGDP(TM) technology lends itself to the development of products in a number of areas. These areas include: (1) air filtration; (2) biotechnology; (3) chemical and biological decontamination; (4) sterilization technology; (5) disinfection of food, beverage, and pharmaceutical fermentation processes; and (6) reduction of hydrocarbon based pollutants and volatile organic compounds (such as diesel soot) to substances such as water and carbon dioxide.

     The mission is to apply the proprietary OAUGDP(TM) technology to innovatively satisfy unmet customer needs, create customer value, and build a profitable customer base. The plan is to work to accomplish this mission, and, in turn create shareholder value, by:

  1) Forming teams for a) research and development, b) application specific product and business development, and c) market and product-specific business;

  2 Expanding internal technical and business management capabilities through retaining and hiring quality employees with relevant industry knowledge, functional skills, and technology savvy for the application;

  3) Establishing strategic alliances and outsourcing relationships with select corporations and institutions to lower costs and accelerate technical and product development (including technical measurements, testing and product evaluations);

  4) Establishing business alliances (including manufacturing, marketing and sales distribution contract relationships, joint ventures, and licensing agreements) with select corporations to lower costs, reduce risks, and accelerate roll-out of product commercialization to maximize profitability; and

  5) Leveraging investments and maximizing shareholder value by obtaining funding from government grants and contracts and corporate contracts for technology advancement and product development and commercialization.

     To date, A-G Tech has identified more than fifteen potential product applications for its Atmospheric Plasma technology. A-G Tech therefore anticipates entering and exiting multiple markets as it further develops the technology. From an operating perspective, A-G Tech plans to pursue joint ventures, partnerships, and third-party relationships in order to speed business development, maximize flexibility, and mitigate risks.

     The Atmospheric Plasma platform technology is in part the result of an investment of more than $5,000,000 and ten years of research by the University of Tennessee. The technology platform is encompassed in a portfolio of eight issued patents held by UTRC. During the past two years, A-G Tech has secured over $1,500,000 in funding, primarily from government contracts, and has advanced this university laboratory technology by extending it to an industrial setting. A-G Tech has filed three additional patent applications/disclosures. A-G Tech also holds a license (with rights to sub-license) for certain UTRC patents. It is also in the process of acquiring the rights to two patents on air filtration from an unrelated entity to enhance A-G Tech's intellectual property position. A-G Tech expects to file additional patent applications as the technology is further developed.

     The OAUGDP(TM) platform technology generates plasma, the fourth state of matter, in air under standard pressures at ambient temperatures without the need for either a vacuum or non-atmospheric gas (e.g., compressed helium or argon). Atmospheric Plasma technology therefore minimizes the need for special equipment, reduces operating costs, and, in turn, increases the applicability of plasma. Importantly, based upon testing performed to date, Atmospheric Plasma technology does not produce measurable harmful byproducts and has not had any deleterious effects on sensitive materials. Oak Ridge National Laboratories has tested the Atmospheric Plasma for specific gaseous byproducts and found it compliant with existing OSHA and Environmental Protection Agency ("EPA") guidelines.

     OAUGDP(TM) is formed by generating an electronic field by applying high voltage audio frequency currents across two insulated metallic electrodes. This configuration establishes uniform glow discharge which electronically breaks down air into short-lived reactive "oxygen-based" chemicals as gases. These "oxygen-based" chemicals consist of single oxygen atoms (O-normal oxygen in air is O2), various nitrogen oxides and other oxygen radicals. Upon creation, these active gases begin attaching to other atoms and the resulting chemistry serves to alter otherwise stable molecular structures. When organic-based substances, which can include warfare agents and microorganisms (like bacterial viruses and molds), are exposed to these active gases, drastic and rapid changes occur in their structures that result in their destruction or render them harmless. For example, Atmospheric Plasma has been shown to neutralize the surrogates for such chemical and biological warfare agents as sarin, mustard gas, smallpox, and anthrax.

     Currently A-G Tech is focused on developing five general applications which are discussed below:

     .    air filtration and purification products

     .    DNA/RNA extraction products

     .    diesel emission-reducing products

     .    portable decontamination products

     .    medical and dental instrument sterilization products

Each general application area has the potential for multiple product development. Prototypes have been developed for each of these applications.

     Four of these applications have received funding from the federal government's Small Business Innovation Research ("SBIR") program through the Department of Defense, the EPA, and the National Institute of Health. These included both Phase I and Phase II funding cycles. The DNA/RNA extraction device has been internally funded. Management of A-G Tech believes that federal funding will continue over the next five years as an important ongoing source of revenue for product development in currently identified areas and application of the technology in new areas.

     Air Filtration and Purification Products. Indoor air quality is recognized as a major source of health related problems contributing to lost earnings due to illness. In part, the growth of this market is driven by changes in federal, state, and local government policies. A-G Tech's initial product offering is the Enhanced Plasma Sterilized Filter System, or the EPS(TM) System. Developed in part with EPA SBIR Phase I and II funds to combat sick building syndrome, the EPS(TM) System provides a safe, efficient, and cost effective means of improving Indoor Air Quality (IAQ). The system is designed to remove and render harmless many types of bacteria, spores (including anthrax), mold, viruses, disease, and contaminating microorganisms present in indoor air streams. A-G Tech has begun negotiations with a number of prospective industry partners regarding the commercialization of the EPS(TM) System.

     DNA/RNA Extraction. The APR 510, A-G Tech's inaugural product, is designed to help molecular biologists reduce the cost, complexity, and time required to extract/isolate DNA through a rapid, broad spectrum, dry process. The company has tested the product with bacteria, bacterial endspores, fungi, fungal endspores, viruses, and yeast, and found it can prepare DNA for further analysis in minutes rather than hours or, in some cases, days. In tests monitored by independent third parties, the device has successfully "prepared" DNA from a mixture of six microorganisms. Several independent laboratories are currently evaluating the product and there have been limited sales of the product to date.

     Portable Decontamination ("PD") Devices. PD devices are mobile decontamination devices developed in part with funding from the Department of Defense. These devices are designed to provide a safe, non-destructive decontamination capability for battlefield deployment and for office environments. It is anticipated that PD devices will provide a method for dealing with chemical and biological warfare agents as well as commercial cleanups involving mold removal and treatment. Initial target markets include military and government agencies and environmental remediation firms.

     Regenerative Diesel Exhaust ("RDE") Filter Systems. Emissions from diesel engines are associated with significant environmental damage including materials corrosion, crop damage, and acid rain. The EPA recently issued a mandate to reduced smog-causing nitrogen oxides from diesel vehicles by 95% and soot by 90%. Also proposed was a significantly reduced particulate matter emission standard for new heavy-duty engines in engine model year 2007. The RDE Filter System significantly reduces the particulate matter (soot) and volatile organic compound ("VOC") emissions of diesel engines and is designed to help diesel engine operators/manufacturers meet the aggressive soot and VOC reduction standards established by the EPA. Similar standards take effect in the European Union in 2005. A-G Tech has developed a working prototype for small diesel engines and received SBIR Phase II funding from the EPA which began in June 2002. The National Transportation Research Center which is affiliated with Oak Ridge National Laboratories will participate in the EPA phase II work as an independent test facility.

     Sterilization of Medical and Dental Instruments. Today's hospitals are performing sophisticated surgeries with a limited supply of complex instruments that have proven difficult to sterilize. High capital cost, lengthy turnaround time, and increasingly stringent federal regulation are making sterilization of instruments with ethylene oxide impractical. A-G Tech has developed an atmospheric plasma device that it believes eradicates over 99% of microorganisms and biofilms in seconds to minutes with no detectable damage to the instrument. Unlike similar sterilization systems currently on the market, there is no requirement for an expensive vacuum system.

     OAUGDP(TM) is protected by multiple patents and A-G Tech has a license under which it has the right to commercially develop the technology in territories in which patents exist. A-G Tech has a right of first refusal to acquire licenses for related patents issued in the future during the term of the license. The license is subject to certain rights held by or restrictions imposed by the United States or agencies of the United States which arose as a result of the receipt of government funding. In addition, the license is subject to prior rights in several entities, most of which Tice believes to have been abandoned and which belief will be confirmed prior to closing. A-G Tech is negotiating with one of the entities to obtain its rights with respect to the technology. In addition, UTRC has retained the right to grant noncommercial licenses for educational, research, and institutional purposes to UTRC, the University of Tennessee, and the originators of the patents and nonprofit institutions with which they may be affiliated.

     Under the license, A-G Tech must pay UTRC royalties of 3% of net sales. A-G Tech also is required to pay an annual license maintenance fee of which $20,000 was due in September 2002, but has not yet been paid. A-G Tech has not received a notice of nonpayment. In addition, $20,000 will be due to UTRC in September 2003, $40,000 in September 2004 and in September 2005, and $50,000 in September of each following year. Any royalties paid during the twelve month period prior to the payment due date (September 30) are credited against the annual license maintenance fee. A-G Tech must also pay UTRC 10% of the first $100,000 received by A-G Tech in other payments relating to the technology and patents (excluding royalties), 20% of the second $100,000 and 30% of amounts in excess of $200,000.

Management's Discussion and Analysis of A-G Tech Financial Statements

     The financial statements of A-G Tech for the period from its inception to December 31, 2000, fiscal year 2001, and the first six months of fiscal year 2002, together with the auditor's reports for fiscal years 2000 and 2001, are attached to this Proxy Statement as Appendix A.

Results of Operations

Six Months Ended June 30, 2002 Compared with Six Months Ended June 30, 2001

     Revenues - Revenues for the six months ended June 30, 2002 decreased 3% to $163,652 compared to $167,952 in the same period of the previous year. This decrease was primarily due to timing issues related to the completion of certain contracts and delayed awards of new contracts. A-G Tech delayed some contract activities awaiting new testing equipment and delayed other contract activities while key management and scientists were involved in capital raising activities. Revenues from work related to contracts is expected to increase in the second half of the year ended December 31, 2002 as A-G Tech increases the testing activities related to an existing contract and begins work on a new contract.

     Operating Expenses - Operating expenses increased 78% to $313,872 in the six months ended June 30, 2002 from $176,080 in the same period of the previous year. This increase was primarily in payroll and related costs, compensation to members and laboratory materials and services in anticipation of increased contract activity.

     Net Loss - The net loss increased to $147,902 in the six months ended June 30, 2002 from a net loss of $4,499 in the same period of the previous year. This increased loss was the result of delayed contract revenues coupled with increased operating expenses.

Year Ended December 31, 2001 Compared with Eight Month Period Ended December 31, 2000

     A-G Tech's results of operations and cash flows for fiscal year 2001 include the results of both Atmospheric Glow Technologies, LLC and its subsidiary, Plasma Gen, LLC. Atmospheric Glow Technologies, LLC, (referred to as "A-G Tech") owns approximately 67% of the membership interests of Plasma Gen, LLC. The results of operations and cash flows for the eight month period ended December 31, 2000 begin with the inception of A-G Tech.

     Revenues - Revenues for A-G Tech increased 409% to $445,850 in the year ended December 31, 2001 from $87,570 in the eight month period of the previous year. This primarily reflects the increase in the amount of government contracts and related work in the current year from the previous year. This contract related revenue was earned on multiple contracts involving the Department of Defense, the Environmental Protection Agency, and the National Institute of Health. A-G Tech continues to perform under certain of these contracts, and future revenues are expected to be the result of these activities.

     Operating Expenses - Operating expenses increased 241% to $552,655 in the year ended December 31, 2001 from $162,065 in the eight month period of the previous year. This increase was primarily due to the increase of compensation to members and increased laboratory materials and services related to performance of work requirements under the government contracts detailed in the Revenues section above. Such costs are expected to continue to increase as A-G Tech continues to perform work under certain of these contracts, and continues to seek additional contract opportunities.

     Net Loss - The net loss for the year ended December 31, 2002 decreased 11% to $89,208 from $99,937 in the eight month period of the previous year. The decreased loss was due to higher contract revenues, offset somewhat by increased operating expenses.

Liquidity and Capital Resources

     Since its inception, A-G Tech has financed its operations primarily through members' contributions, non-members' contributions, and deferred payments to its members for compensation. Funds from these sources have been used to finance start-up costs and operational expenses related to performing work on government contracts. While such activities do not typically yield profits in the early stages, such activities are deemed necessary to advance the core technology of A-G Tech, the One Atmospheric Uniform Glow Discharge Plasma ("OAUGDP(TM)") from a research state to an expected commercialization state in the future. Additionally, under the rules for reimbursement for such government contracts, most costs associated with the activity are fully reimbursed by the contract issuer upon submission of approved documentation.

Cash Flow Analysis for the Six Months Ended June 30, 2002 and June 30, 2001

     Net cash used in operating activities was $94,382 in the six months ended June 30, 2002 and net cash provided by operating activities was $9,183 in the six months ended June 30, 2001. The primary uses of the cash from operating activities in the six months ended June 30, 2002 was the net loss of $147,902 and the increase of accounts receivable of $22,616, offset somewhat by a $61,633 increase in accounts payable and other items. The cash provided from operating activities in the six months ended June 30, 2001 was primarily due to the decrease in accounts receivable of $10,860, and the increase in accrued expenses of $10,938, offset somewhat by the reduction of accounts payable of $11,538 and a net loss of $4,499.

     Net cash used in investing activities was $208,662 in the six months ended June 30, 2002 and $35,660 in the six months ended June 30, 2001. In both periods the net cash used in investing activities was for the purchase of property and equipment, mainly testing equipment.

     Net cash provided by financing activities in the six months ended June 30, 2002 was $292,842 and in the six months ended June 30, 2001 was $45,938. The primary source of funds by financing activities in the six months ended June 30, 2002 was a $294,000 increase in short term notes payable, $269,000 from Tice under the Term Sheet finalized on July 3, 2002. The primary source of funds for the six months ended June 30, 2001 was a $47,371 increase in minority interest.

Cash Flow Analysis for the Year Ended December 31, 2001 and the Eight Months Ended December 31, 2000

     Net cash used in operating activities was $23,335 in the year ended December 31, 2001 and net cash provided by operating activities was $22,969 in the eight month period ended December 31, 2000. The primary uses of the cash from operating activities in the year ended December 31, 2001 were the net loss of $89,208 and other changes, offset somewhat by a $74,540 increase in deferred compensation to members and other changes. The cash provided from operating activities in the eight month period ended December 31, 2000 was primarily due to the increase in accrued expenses of $109,030, offset somewhat by the net loss of $99,937 and other changes in working capital items.

     Net cash used in investing activities was $55,321 in the year ended December 31, 2001 and $45,637 in the eight month period ended December 31, 2000. In the year ended December

31, 2001, the net cash used by investing activities was for the purchase of property and equipment, mainly testing equipment. In the eight month period ended December 31, 2000, the net cash used was for the purchase of property and equipment of $44,726 and other items.

     Net cash provided by financing activities in the year ended December 31, 2001 was $38,975 and net cash provided by financing activities in the eight month period ended December 31, 2000 was $112,477. The primary source of funds provided by financing activities in the year ended December 31, 2001 was $48,903 increase in minority interests, offset somewhat by $13,000 redemption of members' interest and other changes. The primary source of funds for the eight month period ended December 31, 2000 was the proceeds of this issuance of members' equity.

     A-G Tech's principal commitments as of June 30, 2002 consist of notes payable to Tice of $269,000, a demand note issued as a part of the Term Sheet finalized July 3, 2002. This note is expected to be retired as part of an acquisition agreement later this year. Other principal commitments include a $25,000 note payable to a related party and $179,423 deferred compensation to members.

     Prior to December 31, 2001, A-G Tech entered into a non-binding term sheet with Glow Products Corporation, Inc. of Jacksonville, Florida ("Glow") for the purposes of assigning the exclusive commercialization rights for the OAUGDP(TM) technology to Glow. Under this agreement, Glow was to provide reimbursement and working capital to A-G Tech until such time that a definitive agreement was negotiated and signed. As part of the definitive agreement, A-G Tech would become a 50% shareholder of Glow, a services contract would be established whereby A-G Tech would provide technical services to Glow, and A-G Tech would receive royalty rights on products and services commercialized by Glow. In July of 2001, A-G Tech negotiated the buyout of Glow's rights to the exclusive commercialization rights of OAUGDP(TM), making payments to Glow and its other shareholders of $1,525,000 in total. A-G Tech obtained the funds for this negotiated buyout through advances from Tice.

     On July 3, 2002, A-G Tech entered into a Term Sheet describing the proposed terms for Tice to acquire its assets. If a final definitive agreement is reached, Tice will acquire substantially all the assets and contract rights of A-G Tech, including the commercialization and market rights held by A-G Tech to the patented Atmospheric Plasma technology developed at UTRC and privatized by A-G Tech, including the rights to products developed at A-G Tech's subsidiary, Plasma Gen. The Term Sheet and the proposed terms of the acquisition are described in more detail elsewhere in this Proxy Statement. In the event the transaction with Tice is not completed, Tice, at its sole option, has the option of requesting repayment for the amount of the funds advanced to A-G Tech or converting the payable into a membership interest in A-G Tech at a pre-money valuation of $5,000,000.

Future Operations

     Management believes that future operations of A-G Tech are dependent on several factors:

     If A-G Tech is to be successful in developing new applications with the OAUGDP(TM) technology, A-G Tech must find new sources of capital and additional management and technical personnel. This is the primary reason that A-G Tech has entered into the Term Sheet with Tice. Management believes that Tice can provide access to sufficient new capital and can attract the management and market commercialization resources necessary to shift the company from primarily a research and development firm to a commercial enterprise entailing numerous product application initiatives.

     A-G Tech is expected to continue product development efforts on numerous projects, and to seek strategic partnerships in the areas of manufacturing and distribution. A-G Tech believes a strict control of the technology will be required in any venture, and expects to negotiate arrangements that protect A-G Tech's proprietary position.

     Increases in personnel and overhead are expected over the next few years, and A-G Tech will be dependent upon the successful consummation of partnering arrangements, significant new contracts, or infusions of new capital over this period to continue operations under the expected strategy. There can be no assurances that A-G Tech can locate or complete the partnering arrangements, new contracts or new sources of capital that may be needed. A-G Tech can also make no assurances that the technology can be successfully commercialized, nor the necessary technical or commercialization personnel will be located or engaged. Additionally, A-G Tech expects that some applications currently under development or to be developed will become highly competitive with the world's focus on new technologies related to decontamination, filtration, and sterilization, and such new technologies may prove to be much more economically viable than the products developed by A-G Tech.

Authorized Shares

     The remaining 155,058,542 Common Shares authorized would be available for issuance from time to time in the future. However, upon completion of the acquisition, 7,142,857 of these shares will be reserved for issuance to The Lanrick Group in connection with the private placements.

     The Board of Directors believes it would be advisable for Tice to have additional shares authorized that it can use for structuring future financings and acquisitions and for meeting other corporate needs that may arise. Having additional authorized shares will allow Tice the flexibility to issue Common Shares without the expense and delay of a special shareholder's meeting. The authorized Common Shares as well as shares of other classes will be available for issuance without further action by shareholders, unless such action is required by applicable law or the rules of any stock exchange on which the company's securities may be listed.

     The company's Board of Directors could, however, issue Common Shares that, subject to certain limitations imposed by the securities laws, might impede the completion of a merger, tender offer, or other takeover attempt. For instance, the Board of Directors could issue a large block of Common Shares to a third party to impede a business combination that would enable such holder to block the transaction. The Board of Directors will make any determination to issue shares to block a transaction. The Board of Directors will make any determination to issue shares based on its judgment as to the best interests of the company and its then existing shareholders. The authorized and unissued Common Shares, as well as the authorized and unissued preferred shares, would be available for the above purposes.

     Authorizing Tice to issue more Common Shares than are currently authorized by the Certificate of Incorporation will not affect materially any substantive rights, powers, or privileges of holders of outstanding Common Shares. Other than increasing the number of authorized Common Shares from 30,000,000 to 400,000,000, the proposed amendment does not make any changes in Tice's capital structure.

     The Board of Directors has adopted resolutions setting forth the proposed amendment, declaring its advisability, and directing that the proposed amendment be submitted to the shareholders for their approval at the Annual Meeting. If adopted by the shareholders, the amendment would become effective upon filing as required by the General Corporation Law of Delaware.

     Approval of the amendment requires that at least 11,761,665 shares (a majority of the outstanding common shares of all classes of Tice) be voted for approval of the amendment. The Board of Directors recommends a vote "FOR" the approval of Item 3.

                                     ITEM 4
            APPROVAL OF SALE OF ASSETS AND STOCK OF TICE'S SUBSIDIARY
           MIDSOUTH SIGN COMPANY, INC. AND THE SALE OF STOCK OF TICE'S
              SUBSIDIARY LANDOAK COMPANY, INC. CONSTITUTING SALE OF
                        SUBSTANTIALLY ALL CURRENT ASSETS

     As described in more detail elsewhere herein, Tice has entered into the Term Sheet with Atmospheric Glow Technologies, LLC ("A-G Tech") evidencing Tice's intent to acquire substantially all of the assets and assume certain liabilities of A-G Tech in exchange for cash and Tice shares. In conjunction with its acquisition of A-G Tech, Tice plans to liquidate the majority of LandOak assets and sell some of the assets of MidSouth prior to selling the stock of the two subsidiaries. However, Tice plans to retain its subsidiary TES which ceased business in August 2001, but which holds certain patents including the patent on the Electronic Gearing Technology (implemented in products for the sewing industry) and a licensing agreement under which it receives royalties. The Term Sheet is nonbinding (except as to certain provisions such as confidentiality and exclusive dealing) and the proposed acquisition is contingent on several conditions, including, but not limited to, approval by the shareholders of Tice of the sale or liquidation of the existing Tice subsidiaries (other than TES) and the increase in the number of authorized shares. The acquisition is also contingent on the completion of a private placement. A description of the proposed divestitures follows.

LandOak Company, Inc.

     LandOak, of which Tice is the sole shareholder, is primarily in the automobile and light truck rental, leasing, financing, and sales business. LandOak had a loss of $2,486,919 for fiscal year 2002. Management explored a variety of opportunities to expand LandOak's rental operations and determined that LandOak cannot effectively compete in its market. The lack of financing has limited LandOak's ability to acquire additional vehicles further impeding LandOak's ability to compete. Management concluded that the rental, leasing, and financing operations at LandOak could not create sufficient cash flow to justify its existence. Management has attempted to locate a buyer for the rental operations but has been unsuccessful to date.

     LandOak operated five rental centers around the east Tennessee area from Kingsport, Tennessee to Knoxville, Tennessee. In January 2002, LandOak began closing its rental centers of which three were closed by March 31, 2002 and the remaining two were closed after that date. Additionally, LandOak is in the process of liquidating the vehicle inventory and paying off the related indebtedness. LandOak operates a leasing division where it services internally financed vehicle leases and sales contracts, but has ceased executing new contracts. As part of the proposed transaction with A-G Tech, Tice plans to sell the stock of LandOak to two related parties, Pat Martin and Mike Atkins, who are directors and shareholders of Tice in return for the buyers' assumption of the LandOak liabilities. The buyers are expected to continue to liquidate the business.

MidSouth Sign Company, Inc.

     The primary business of MidSouth, a wholly owned subsidiary of Tice, is the design, fabrication, installation, and service of metal and vinyl signage, primarily for customers in the southeastern United States. In addition, MidSouth operates a division called National Survey Associates ("NSA") that has been providing sign survey, project management, and other services to customers on a national basis since 1995.

     MidSouth had a loss of $1,239,176 for fiscal year 2002. As part of the proposed transaction with A-G Tech, Tice has agreed to divest itself of MidSouth. Effective July 1, 2002, MidSouth sold its installation business and certain related assets to Jerry Dunlap, a former MidSouth employee for $139,500 payable monthly through June 1, 2003. Mr. Dunlap's address is 112 Country Club Drive, Cleveland, Tennessee 37311. The asset purchase agreement included a supply agreement whereby MidSouth granted the purchaser the exclusive right to supply installation services to MidSouth for twelve months. The purchaser also agreed not to compete with MidSouth for business in certain areas or hire MidSouth's employees which are not listed in the agreement as available to purchaser.

     National Services Associates, Inc., a Tennessee corporation owned by the current President of Tice, Charles West, and an unrelated person, purchased the NSA division of MidSouth and the related assets effective August 1, 2002. The current address for National Services Association, Inc. is 10267 Kingston Pike, Knoxville, Tennessee 37922. The consideration was forgiveness of approximately $275,000 owed by MidSouth to the purchaser's owners and the purchaser's assumption of the liabilities related to the NSA division. Pat Martin, a director of Tice, negotiated the transaction on behalf of Tice as it involves a purchase by the existing President of Tice. MidSouth agreed not to compete with the purchaser in the area of national signage surveys and not to solicit customers listed in the agreement for twenty-four months following the closing. In consideration of the agreement, the purchaser agreed to pay MidSouth a fee of 5% of receipts from the customers listed on the exhibit. MidSouth also agreed not to offer employment to NSA employees for twelve months.

     With respect to the remaining MidSouth business (design, fabrication, and service), the employee who purchased the installation business and related assets in July 2002 has agreed to acquire the stock of MidSouth, provided that Tice pays off the MidSouth secured debt to two financial institutions prior to the closing with A-G Tech and provided that Tice advances $250,000 of working capital to MidSouth. Payment of these amounts will satisfy amounts owed by Tice, TES, and LandOak to MidSouth and the excess of such payments to MidSouth will be a loan from Tice to MidSouth which will be secured by MidSouth's assets. The loan is not expected to exceed $300,000 and will bear interest at 6%. Payments will be made over two years based on five year amortization with all remaining principal and interest due at the end of twenty-four months. Tice will be prohibited from competing with MidSouth or hiring any MidSouth employees for five years from the date of closing. Tice has the option for $1 for ten years to acquire up to 10% of the outstanding stock of MidSouth. MidSouth must notify Tice at least thirty days in advance of any sale of the stock or substantially all assets of MidSouth.

     The Board of Directors has adopted resolutions describing the proposed sales, declaring their advisability, and directing that such resolutions be submitted to the shareholders for their approval at the Annual Meeting.

     Approval of the sale of substantially all assets requires that at least 11,761,665 shares (a majority of the outstanding common shares of all classes of Tice) be voted for approval of the sales. The Board of Directors recommends a vote "FOR" the approval of Item 4.

                                     ITEM 5
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Coulter & Justus, P.C. as Tice's independent auditors for the fiscal year ending March 31, 2003. The Board recommends that shareholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of Coulter & Justus, P.C. will be present at the Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Audit Fees

     The aggregate fees billed for professional services rendered for the audit of Tice's annual financial statements for the most recent fiscal year and the review of the financial statements included in Tice's Forms 10-QSB for that fiscal year were $93,032.

All Other Fees

     Aggregate fees billed by Coulter & Justus, P.C. for non-audit services, consisting primarily of tax compliance services amounted to $26,982 for the most recent fiscal year. The Board of Directors has considered whether the services described above for which Tice's independent auditors received fees are compatible with accountant independence and have determined that they are.

     The Board recommends that the shareholders vote "FOR" ratification of the appointment of Coulter & Justus, P.C. as Tice's independent auditors for the fiscal year ending March 31, 2003.

Shareholder Proposals For The 2003 Annual Meeting

     Shareholder proposals intended to be presented at, and included in Tice's proxy statement and proxy related to, the 2003 Annual Meeting of Shareholders must be received by Tice no later than March 31, 2003 at its principal executive offices after the acquisition of A-G Tech which are expected to be located at 924 Corridor Park Blvd., Knoxville, Tennessee 37922. Shareholder proposals intended to be presented at, but not included in Tice's proxy statement and proxy for, that meeting must be received by Tice no later than March 31, 2003, at the foregoing address; otherwise, those persons named in the proxy for the meeting may use the discretionary authority granted in the proxy to vote on any such proposals. It is suggested that such proposals be submitted by Certified Mail - Return Receipt Requested.

Other Matters

     Management knows of no other matters to be brought up at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

Incorporation By Reference

     Form 10-KSB of Tice Technology, Inc. for the year ended March 31, 2002 is incorporated by reference and is included with this proxy statement in the mailing to shareholders.

                                             Dated: November 27, 2002

                                   Appendix A

           Financial Statements of Atmospheric Glow Technologies, LLC


     (1)   Six Months Ended June 30, 2002

     (2)   Year Ended December 31, 2001

     (3)   Eight Months Ended December 31, 2000

                       ATMOSPHERIC GLOW TECHNOLOGIES, LLC
                        (A DEVELOPMENT STAGE ENTERPRISE)
                           CONSOLIDATED BALANCE SHEET
                                   (unaudited)

                                     ASSETS

                                                                                  June 30,            December 31,
                                                                                    2002                  2002
CURRENT ASSETS
     Cash and Cash Equivalents                                                  $    39,926           $    50,128
     Receivables                                                                     66,241                43,625
     Prepaid Expenses                                                                   277                 1,031
                                                                                -----------           -----------
         Total Current Assets                                                       106,444                94,784

PROPERTY AND EQUIPMENT, LESS
     ACCUMULATED DEPRECIATION                                                       326,980               123,692

INTANGIBLE ASSETS, LESS
     ACCUMULATED AMORTIZATION                                                           864                   875

TOTAL ASSETS                                                                    $   434,288           $   219,351
                                                                                ===========           ===========

LIABILITIES AND EQUITY

CURRENT LIABILITIES
     Current Maturities of Capital Lease Obligations                            $       643           $       647
     Notes Payable                                                                  294,000                     -
     Accounts Payable                                                                93,434                31,801
     Accrued Expenses                                                                13,302                 4,938
                                                                                -----------           -----------
         Total Current Liabilities                                                  401,379                37,386

LONG TERM LIABILITIES

     Deferred Compensation to Members                                               179,423               179,423
     Capital Lease Payable, Net of Current Maturities                                     -                   334
                                                                                -----------           -----------
         Total Long Term Liabilities                                                179,423               179,757

EQUITY
     Members' Equity                                                                107,720               107,720
     Non-Members' Contributions                                                      34,730                34,730
     Minority Interest                                                               48,083                48,903
     Accumulated Deficit in the Development Stage                                  (337,047)             (189,145)
                                                                                -----------           -----------
         Total Members' Equity                                                     (146,514)                2,208
                                                                                -----------           -----------

TOTAL LIABILITIES AND MEMBERS' EQUITY                                           $   434,288           $   219,351
                                                                                ===========           ===========

   The accompanying notes are an integral part of these financial statements.

                       ATMOSPHERIC GLOW TECHNOLOGIES, LLC
                        (A DEVELOPMENT STAGE ENTERPRISE)
            CONSOLIDATED STATEMENT OF OPERATIONS AND MEMBERS' EQUITY
                                   (unaudited)

                                                                                     Six Months Ended June 30,
                                                                                      2002                  2001
                                                                                      ----                  ----
REVENUES
     Contract Revenues Earned                                                   $    144,206        $  164,552
     Other Revenues                                                                   19,446             3,400
                                                                                ------------        ----------
         Total Revenues                                                              163,652           167,952
                                                                                ------------        ----------

EXPENSES
     Compensation of Members                                                         113,104            66,155
     Laboratory Materials & Services                                                  84,176            60,049
     General and Administrative Expenses                                              48,485            33,381
     Payroll and Related Costs                                                        51,414             8,028
     Occupancy Expenses                                                               16,693             8,467
                                                                                ------------        ----------
         Total Operating Expenses                                                    313,872           176,080
                                                                                ------------        ----------

NET LOSS BEFORE MINORITY INTEREST                                                   (150,220)           (8,128)

MINORITY INTEREST                                                                      2,318             3,629
                                                                                ------------        ----------

NET LOSS                                                                        $   (147,902)       $   (4,499)
                                                                                ============        ==========

   The accompanying notes are an integral part of these financial statements.

                       ATMOSPHERIC GLOW TECHNOLOGIES, LLC
                        (A DEVELOPMENT STAGE ENTERPRISE)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (unaudited)

                                                                            Six Months Ended June 30,
CASH FLOWS FROM OPERATING ACTIVITIES                                          2002            2001
                                                                              ----            ----
  Net Loss                                                                 $(147,902)     $  (4,499)
  Adjustments to Reconcile Net Loss to Net
     Cash Used in Operating Activities:
     Depreciation and Amortization                                             5,385          3,211
     Rent Paid with Equity
     (Increase) Decrease in Assets:
        Receivables                                                          (22,616)        10,860
        Prepaid Expenses                                                         754             (1)
     Increase (Decrease) in Liabilities:
        Accounts Payable                                                      61,633        (11,538)
        Deferred Compensation to Members                                           -            212
        Accrued Expenses                                                       8,364         10,938
                                                                           ---------      ---------
          Total Adjustments                                                   53,520         13,682
                                                                           ---------      ---------
              Net Cash (Used In) Provided By Operating Activities            (94,382)         9,183
                                                                           ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Property and Equipment                                        (208,662)       (35,660)
                                                                           ---------      ---------
              Net Cash Used In Investing Activities                         (208,662)       (35,660)
                                                                           ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from Short Term Notes                                             294,000              -
  Redemption of Members' Interest                                                            (1,133)
  Increase in Minority Interest                                                 (820)        47,371
  Principal Payments under Capital Lease Obligations                            (338)          (300)
                                                                           ---------      ---------
              Net Cash Provided By Financing Activities                      292,842         45,938
                                                                           ---------      ---------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                         (10,202)        19,461

CASH AND CASH EQUIVALENTS-BEGINNING                                           50,128         89,809
                                                                           ---------      ---------

CASH AND CASH EQUIVALENTS-ENDING                                           $  39,926      $ 109,270
                                                                           =========      =========

   The accompanying notes are an integral part of these financial statements.

                Atmospheric Glow Technologies, LLC and Subsidiary
                   Notes to Consolidated Financial Statements
                                   (unaudited)

1.   Consolidated Financial Statements

     The accompanying consolidated financial statements include the accounts of Atmospheric Glow Technologies, LLC and its subsidiary, Plasma Gen, LLC. The Company and its subsidiary were formed for the purpose of development and commercialization of the One Atmospheric Uniform Glow Discharge Plasma ("OAUGDP(TM)"). The consolidated balance sheet and the results of operations and cash flows as of and for the six months ended June 30, 2002 and 2001 include the balance sheets and the results of operations and cash flows of both entities. The consolidation of these entities is collectively referred to as the Company or A-G Tech. All significant intercompany balances and transactions have been eliminated.

     These financial statements have been prepared by the Company, without audit. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. The consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the audited financial statements of the Company as of and for the period ended December 31, 2001.

     The information furnished reflects all adjustments which management believes are necessary for a fair presentation of the Company's financial position as of June 30, 2002 and the results of its operations for the six periods ended June 30, 2002 and two months ended June 30, 2001. All such adjustments are of a normal recurring nature.

2.   Results of Operations

     The results of operations for the six months ended June 30, 2002 and two months ended June 30, 2001 are not necessarily indicative of the results to be expected for the respective full years.

3.   Recognition of Losses on Receivables

     Accounts are reviewed at least quarterly. The allowance for bad debts on trade and notes receivable reflects management's best estimate of probable losses, including specific allowances for known troubled accounts. All accounts deemed to be uncollectible are written off to the allowance for losses.

4.   Notes Payable

     Since December 31, 2001, the Company has issued $294,000 of notes payable to a related party to provide operational financing and funds for the purchase of equipment. $269,000 of these notes were issued to Tice Technology, Inc. ("Tice") under a Term Sheet finalized between the Company and Tice on July 3, 2002, further explained in Note 7.

5.   Income Taxes

     No provision for income taxes has been recorded as the limited liability company is taxed as a partnership, and taxable earnings and losses flow through to the members.

6.   Agreement with Glow Products Corporation

     In December 2001, the Company entered into an exclusive commercialization agreement with Glow Products Corporation, Inc. ("Glow"), a Jacksonville, FL based company. Under the terms of the agreement, the Company, once a final definitive agreement with Glow was signed, would become a 50% shareholder in Glow and would enter into a separate services agreement to provide technical and product support services to Glow related to the OAUGDP(TM) technology. In July 2002, the Company chose to not proceed with the definitive agreement, and entered into a mutual release and settlement agreement with Glow and its other shareholders. As part of this agreement, the Company paid $1,525,000 to Glow and its other shareholders. The funding for this payment was received from an agreement with Tice further explained in Note 7.

7.   Subsequent Events

     On July 3, 2002, the Company entered into a term sheet to sell the its assets including the commercialization and market rights held by A-G Tech to the patented OAUGDP(TM) technology. The term sheet is non-binding except as to repayment, or conversion to equity, of funds advanced by Tice prior to closing and certain confidentiality and exclusivity provisions and is contingent on the execution of a definitive agreement. Under the term sheet, the Company receives funds from Tice to fund a stock redemption transaction and A-G Tech's continuing operations until the closing of the acquisition. Since December 31, 2002, the Tice has advanced $1,809,000 in total to the Company.

     In September 2002, the Company amended its license agreement for patents related to the OAUGDP(TM) technology with the University of Tennessee Research Corporation. This amendment increased the fields of use and improved other key provisions of the original license agreement, and removed certain compliance conditions required under the original license. The initial minimum license fee payment under the original and amended license agreement was due September 30, 2002 and has not been made.

                       ATMOSPHERIC GLOW TECHNOLOGIES, LLC
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          YEAR ENDED DECEMBER 31, 2001


                                    CONTENTS

                                                                               Page
Report of Independent Certified
   Public Accountants                                                            F-7


Financial Statements:

   Consolidated Balance Sheet                                                    F-8

   Consolidated Statement of Operations and Members' Equity                      F-9

   Consolidated Statement of Cash Flows                                         F-10

Notes to Financial Statements                                               F-11 - F-14

                            Bible Harris Smith, P.C.
        -----------------------------------------------------------------
          Certified Public Accountants and Business Advisors Since 1949

507 West Clinch Avenue                         Member of the AICPA Peer Review
Knoxville, TN 37902-2104                         Program
Phone 865-546-2300                             Member of the Tennessee Society
Fax 865-525-7454                                 of Certified Public Accountants
E-mail contactname@BHSpc.com

                          INDEPENDENT AUDITOR'S REPORT


Board of Governors and Members
Atmospheric Glow Technologies, LLC
(A Development Stage Enterprise)
Knoxville, Tennessee

      We have audited the accompanying balance sheet of Atmospheric Glow Technologies, LLC, and subsidiary, as of December 31, 2001, and the related consolidated statements of operations and members' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Atmospheric Glow Technologies, LLC, and subsidiary, at December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

                                                    /s/ Bible Harris Smith, P.C.

                                                        Bible Harris Smith, P.C.

Knoxville, Tennessee
April 8, 2002
(Except for Notes 10 and 11, as to
which the date is July 10, 2002)


     BKR An independent member of BKR International with offices throughout the world.

                       ATMOSPHERIC GLOW TECHNOLOGIES, LLC
                        (A DEVELOPMENT STAGE ENTERPRISE)
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2001

                                                         ASSETS

CURRENT ASSETS
     Cash and Cash Equivalents                                                                          $        50,128
     Receivables                                                                                                 43,625
     Prepaid Expenses                                                                                             1,031
                                                                                                        ---------------
         Total Current Assets                                                                                    94,784

PROPERTY AND EQUIPMENT, LESS ACCUMULATED
     DEPRECIATION                                                                                               123,692

INTANGIBLE ASSETS, LESS ACCUMULATED
     AMORTIZATION                                                                                                   875

 TOTAL ASSETS                                                                                           $       219,351
                                                                                                       ================
                                                 LIABILITIES AND EQUITY

 CURRENT LIABILITIES
     Current Maturities of Capital Lease Obligations                                                    $           647
     Accounts Payable                                                                                            31,801
     Accrued Expenses                                                                                             4,938
                                                                                                        ---------------
         Total Current Liabilities                                                                               37,386

 LONG TERM LIABILITIES

     Deferred Compensation to Members                                       $        179,423
     Capital Lease Payable, Net of Current Maturities                                    334
                                                                            ----------------
         Total Long Term Liabilities                                                                            179,757

 EQUITY
     Members' Equity                                                                 107,720
     Non-Members' Contributions                                                       34,730
     Minority Interest                                                                48,903
     Accumulated Deficit in the Development Stage                                   (189,145)
                                                                            ----------------
         Total Members' Equity                                                                                    2,208
                                                                                                        ---------------

 TOTAL LIABILITIES AND MEMBERS' EQUITY                                                                  $       219,351
                                                                                                        ===============

   The accompanying notes are an integral part of these financial statements.

                       ATMOSPHERIC GLOW TECHNOLOGIES, LLC
                        (A DEVELOPMENT STAGE ENTERPRISE)
            CONSOLIDATED STATEMENT OF OPERATIONS AND MEMBERS' EQUITY
                          YEAR ENDED DECEMBER 31, 2001


REVENUES
     Contract Revenues Earned                                                                       $       373,063
     Other Revenues                                                                                          72,787
                                                                                                    ---------------
         Total Revenues                                                                                     445,850


EXPENSES
     Compensation of Members                                                $        225,540
     Laboratory Materials & Services                                                 181,559
     General and Administrative Expenses                                              79,012
     Payroll and Related Costs                                                        36,763
     Occupancy Expenses                                                               29,781
                                                                            ----------------
         Total Operating Expenses                                                                           552,655
                                                                                                    ---------------

 NET INCOME (LOSS) BEFORE MINORITY INTEREST                                                                (106,805)

 MINORITY INTEREST                                                                                           17,597
                                                                                                    ---------------

 NET INCOME (LOSS)                                                                                          (89,208)

DEFICIT ACCUMULATED IN THE DEVELOPMENT
     STAGE
     BEGINNING                                                                                              (99,937)
                                                                                                    ---------------
     ENDING                                                                                         $      (189,145)
                                                                                                    ===============


   The accompanying notes are an integral part of these financial statements.

                       ATMOSPHERIC GLOW TECHNOLOGIES, LLC
                        (A DEVELOPMENT STAGE ENTERPRISE)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2001

CASH FLOWS FROM OPERATING ACTIVITIES
   Net Income (Loss)                                                                                $    (89,208)
   Adjustments to Reconcile Net Loss to Net
     Cash Used in Operating Activities:
       Depreciation and Amortization                                             $     10,501
       Rent Paid with Equity                                                            1,000
       (Increase) Decrease in Assets:
         Receivables                                                                  (14,169)
         Prepaid Expenses                                                                  77
       Increase (Decrease) in Liabilities:
         Accounts Payable                                                                (359)
         Deferred Compensation to Members                                              74,540
         Accrued Expenses                                                              (5,717)
                                                                                 ------------
           Total Adjustments                                                                              65,873
                                                                                                    ------------
              Net Cash Provided By (Used In) Operating Activities                                        (23,335)
                                                                                                    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of Property and Equipment                                                                    (55,321)
                                                                                                    ------------
              Net Cash Provided By (Used In) Investing Activities                                        (55,321)
                                                                                                    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from Short Term Notes                                                                          9,000
   Repayments of Short Term Notes                                                                         (9,000)
   Proceeds from Issuance of Members' Equity                                                               3,700
   Redemption of Members' Interest                                                                       (13,000)
   Increase in Minority Interest                                                                          48,903
   Principal Payments under Capital Lease Obligations                                                       (628)
                                                                                                    ------------
              Net Cash Provided By (Used In) Financing Activities                                         38,975
                                                                                                    ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                                     (39,681)

CASH AND CASH EQUIVALENTS-BEGINNING                                                                       89,809
                                                                                                    ------------
CASH AND CASH EQUIVALENTS-ENDING                                                                    $     50,128
                                                                                                    ============
SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash Paid For Interest                                                                           $      2,270
                                                                                                    ============

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
   The Company issued or committed to issue Members' Equity units in exchange for rent in the amount of $ 1,000.


   The accompanying notes are an integral part of these financial statements.

                       ATMOSPHERIC GLOW TECHNOLOGIES, LLC
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2001

Note 1 - Summary of Significant Accounting Policies

     The following is a summary of significant accounting policies followed in the preparation of these financial statements. These policies conform to generally accepted accounting principles and have been consistently applied.

     Nature of Activities - The Company is currently conducting research and development activities to develop commercial applications for the One Atmosphere Uniform Glow Discharge Plasma, a process of non-thermal, atmospheric pressure processing for use in areas such as sterilization, decontamination, surface cleaning and etching.

     Principles of Consolidation - The consolidated financial statements of Atmospheric Glow Technologies, LLC, include its subsidiary, Plasma Gen, LLC. All significant intercompany accounts and transactions have been eliminated.

     Revenue and Cost Recognition - Revenues from research contracts and grants are recognized as costs are incurred. Contract costs include direct materials, labor, subcontract costs and allocated indirect costs. General and administrative costs are charged to expense as incurred.

     Receivables - The Company's receivables are primarily with Federal government agencies. The receivables are stated at estimated net realizable values. Anticipated bad debts are considered by management to be negligible and, accordingly, no provision for bad debts has been included in the accompanying statements.

     Property and Equipment - Property and equipment are stated at cost. Depreciation is computed primarily on a straight-line basis over estimated useful lives ranging from six to forty years.

     Intangibles - Intangibles include a trademark amortized over 40 years.

     Income Taxes - Deferred income taxes are provided for differences in the timing of reporting income for financial statement and tax purposes arising from differences in the methods of accounting for depreciation. Accelerated depreciation methods are used for tax purposes, and straight-line depreciation is used for financial statement purposes. As a Limited Liability Company, the company is treated as a partnership for Federal income tax purposes and does not pay federal income tax. No provision for state excise tax was necessary.

     Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Note 2 - Receivables

     Receivables for the year ended December 31, 2001, were as follows:

         Environmental Protection Agency                        $  28,021
         National Institute of Health                               8,611
         University of Tennessee                                    2,497
         U.S. Army                                                  4,496
                                                                ---------

      Total Receivables                                         $  43,625
                                                                =========

Note 3 - Property and Equipment

         Computer Equipment                                     $  13,736
         Equipment                                                115,598
         Leasehold Improvements                                     7,098
                                                                ---------
            Total                                                 136,432
            Less Accumulated Depreciation                         (12,740)
                                                                ---------

     Property and Equipment - Net                               $ 123,692
                                                                =========

     Property and equipment includes $ 34,730 in equipment donated by non-members. Property and equipment also includes $ 1,653 in computer equipment acquired under capital lease, with Accumulated Amortization of $ 321 included in Accumulated Depreciation. Depreciation and amortization expense for the year ended December 31, 2001 was $ 10,478 and $ 23, respectively.

Note 4 - Capital Lease Obligations

Computer lease obligation,
     due in monthly payments of $70, which
     includes principal and interest at 19.75%
     through May 2003                                           $     981
     Less Current Maturities                                         (647)
                                                                ---------

Capital Lease Obligations, Less Current Maturities              $     334
                                                                =========

     Principal payments due subsequent to December 31, 2001, are as follows:
            2002                                                $     647
            2003                                                      334
                                                                ---------
                Total                                           $     981
                                                                =========

Note 5 - Leases

     The Company leases office facilities under a month to month agreement. Rental expense for all operating leases for the year ended December 31, 2001, was approximately $ 9,200.

Note 6 - Related Party Transactions

     During the year ended December 31, 2001, the Company received cash advances of $ 9,000 from a related party. The Company paid interest on these amounts at 6.5% per month totaling $ 1,872. All advances had been repaid at December 31, 2001.

Note 7 - Members' Equity

     The Company was organized on October 20, 2000, as a Tennessee Limited Liability Company with a duration of 49 years. There are four classes of Member Interest, designated as follows:

                                             Percent of       Authorized    Outstanding
                                           Distributions         Units         Units           Amount
                                           -------------      ----------    -----------       --------
A-1    Voting                                   0.99%              1,000          1,000       $     30
A-2    Voting                                   0.01%                  1              1              -
B      Non-Voting                              95.00%          1,000,000         88,800        107,690
C      Non-Voting                               4.00%                100            100              -
                                           ---------          ----------    -----------       --------

                Total Members' Equity         100.00%          1,001,101         89,901       $107,720
                                           =========          ==========    ===========       ========

     The voting rights of the Classes of Member Interest are set forth in the Articles of Organization. Only holders of Class A-1 Voting Interest have a vote on any matter except for the election of members to the Board of Governors. The holder of the Class A-2 unit has the right to elect one member to the Board.

     During the year ended December 31, 2001, the Company redeemed 11,200 units of Class B interest for $ 13,000 and received $ 3,700 for 12,200 units.

Note 8 - Interest Expense

     Interest incurred and charged to expense for the year ended December 31, 2001, totaled $ 2,270.

Note 9 - Research and Development Contracts

     Substantially all of the Company's compensation earned and costs incurred relate to research and development projects sponsored by Federal agencies. These contracts and grants primarily reimburse costs expended. In the case of grants, rights to any inventions vest with the Company, providing certain requirements are met.

Note 10 - Subsequent Events

     Subsequent to year end, the Company entered into a letter of intent to sell substantially all of its assets, including all tangible property and commercialization, patent and market rights, to Tice Technology, Inc. (Tice), a publicly traded holding company, in exchange for 87,456,629 shares of Tice Common stock (approximately 34%) and 500,000 shares of Tice Class B Common (approximately 67%).

     As part of the agreement, Tice has committed to provide $ 1,500,000 to the Company prior to closing to allow the Company to fulfill a Stock Redemption Release and Acquisition Agreement with A3 Technologies, Inc., with whom the Company had previously signed a Term Sheet.

     In addition, Tice will assume all liabilities of the Company and provide funding for its operations through advances until the sale agreement closes. At July 10, 2002, Tice had provided $269,000 in advances, with an additional $225,000 loan arranged with a third party to acquire testing equipment.

Note 11 - Continuing Operations

     As discussed in Note 10, upon closing of the agreed upon sale, it is expected that the Company's operations will cease except for the holding of Tice stock. The Company is restricted from transferring the acquired shares for a period of 12 months following the closing. However, the acquired shares may be distributed to the Company's members in the event that the Company liquidates.

                       ATMOSPHERIC GLOW TECHNOLOGIES, LLC
                        (A DEVELOPMENT STAGE ENTERPRISE)
                      EIGHT MONTHS ENDED DECEMBER 31, 2000



                                    CONTENTS

                                                                     Page
Report of Independent Certified
    Public Accountants                                               F-16


Financial Statements:

    Balance Sheet                                                    F-17

    Statement of Operations and Members' Equity                      F-18

    Statement of Cash Flows                                          F-19

    Notes to Financial Statements                                F-20 - F-22

                            Bible Harris Smith, P.C.
         ---------------------------------------------------------------
          Certified Public Accountants and Business Advisors Since 1949

507 West Clinch Avenue                        Member of the AICPA Peer Review
Knoxville, TN 37902-2104                        Program
Phone 865-546-2300                            Member of the Tennessee Society
Fax 865-525-7454                                of Certified Public Accountants
E-mail contactname@BHSpc.com

                          INDEPENDENT AUDITOR'S REPORT

Board of Governors and Members
Atmospheric Glow Technologies, LLC
(A Development Stage Enterprise)
Knoxville, Tennessee

     We have audited the accompanying balance sheet of Atmospheric Glow Technologies, LLC, as of December 31, 2000, and the related statements of operations and members' equity, and cash flows for the eight months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Atmospheric Glow Technologies, LLC, at December 31, 2000, and the results of its operations and its cash flows for the eight months then ended in conformity with generally accepted accounting principles.


                                                    /s/ Bible Harris Smith, P.C.

                                                    Bible Harris Smith, P.C.


Knoxville, Tennessee
February 14, 2001
(Accept for Note 10, as to
which the date is February 28, 2001)


     BKR An independent member of BKR International with offices throughout the world.

                       ATMOSPHERIC GLOW TECHNOLOGIES, LLC
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                  BALANCE SHEET
                                DECEMBER 31, 2000

                                     ASSETS

CURRENT ASSETS
  Cash and Cash Equivalents                                               $      89,809
  Receivables                                                                    29,456
  Prepaid Expenses                                                                1,108
                                                                          -------------
      Total Current Assets                                                      120,373

PROPERTY AND EQUIPMENT, LESS
   ACCUMULATED DEPRECIATION                                                      78,847

INTANGIBLE ASSETS, LESS
  ACCUMULATED AMORTIZATION                                                          900

TOTAL ASSETS                                                              $     200,120
                                                                          =============

                             LIABILITIES AND EQUITY

CURRENT LIABILITIES
  Current Maturities of Capital Lease Obligations                         $         575
  Accounts Payable                                                               32,160
  Unearned Revenue                                                                6,508
  Accrued Expenses                                                              109,030
                                                                          -------------
      Total Current Liabilities                                                 148,273

CAPITAL LEASE OBLIGATIONS, LESS CURRENT MATURITIES                                1,034

EQUITY
  Members' Equity                                        $   116,020
  Non-Members' Contributions                                  34,730
  Accumulated Deficit in the Development Stage               (99,937)
                                                         -----------
      Total Members' Equity                                                      50,813
                                                                          -------------

TOTAL LIABILITIES AND MEMBERS' EQUITY                                     $     200,120
                                                                          =============

The accompanying notes are an integral part of these financial statements.

                       ATMOSPHERIC GLOW TECHNOLOGIES, LLC
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   STATEMENT OF OPERATIONS AND MEMBERS' EQUITY
                      EIGHT MONTHS ENDED DECEMBER 31, 2000

CONTRACT REVENUES EARNED                                                 $      87,570

COST OF REVENUES EARNED                                                         25,442
                                                                         -------------

GROSS PROFIT                                                                    62,128

OPERATING EXPENSES
  Services Provided in Exchange for Equity               108,383
  Payroll and Related Costs                               32,422
  Office Expenses                                          7,075
  Professional Fees                                        5,585
  Other Expenses                                           3,928
  Occupancy Costs                                          2,337
  Interest                                                    62
  Depreciation                                             2,262
  Amortization                                                11
                                                   -------------
    Total Operating Expenses                                                   162,065
                                                                         -------------

NET INCOME (LOSS)                                                              (99,937)

DEFICIT ACCUMULATED IN THE DEVELOPMENT STAGE
  BEGINNING                                                                          -
                                                                         -------------

  ENDING                                                                 $     (99,937)
                                                                         =============

   The accompanying notes are an integral part of these financial statements.

                       ATMOSPHERIC GLOW TECHNOLOGIES, LLC
                        (A DEVELOPMENT STAGE ENTERPRISE)
                             STATEMENT OF CASH FLOWS
                      EIGHT MONTHS ENDED DECEMBER 31, 2000

CASH FLOWS FROM OPERATING ACTIVITIES
 Net Income (Loss)                                                                                   $      (99,937)
 Adjustments to Reconcile Net Loss to Net
    Cash Used by Operating Activities:
      Depreciation and Amortization                                    $         2,273
      Rent Paid with Equity                                                      3,500
      (Increase) Decrease in Assets:
        Contract Receivables                                                   (29,456)
        Prepaid Expenses                                                        (1,109)
      Increase (Decrease) in Liabilities:
        Accounts Payable                                                        32,160
        Unearned Revenue                                                         6,508
        Accrued Expenses                                                       109,030
                                                                       ---------------
         Total Adjustments                                                                                  122,906
                                                                                                     --------------
          Net Cash Provided By (Used In) Operating Activities                                                22,969
                                                                                                     --------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to Intangible Assets                                                                               (911)
   Purchase of Property and Equipment                                                                       (44,726)
                                                                                                     --------------
          Net Cash Provided By (Used In) Investing Activities                                               (45,637)
                                                                                                     --------------

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from Issuance of Members' Equity                                                                  112,520
  Principal Payments under Capital Lease Obligations                                                            (43)
                                                                                                     --------------
           Net Cash Provided By (Used In) Financing Activities                                              112,477
                                                                                                     --------------
                                                                                                             89,809

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

CASH AND CASH EQUIVALENTS-BEGINNING                                                                               -
                                                                                                     --------------

CASH AND CASH EQUIVALENTS-ENDING                                                                     $       89,809
                                                                                                     ==============

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash Paid For Interest                                                                               $           62
                                                                                                     ==============

 SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
   The Company issued or committed to issue Members' Equity units in exchange for rent in the amount of $ 3,500.
   Equipment in the amount of $ 34,730 was contributed by Non Members. Equipment in the amount of $ 1,652 was acquired with a capital lease.

   The accompanying notes are an integral part of these financial statements.

                       ATMOSPHERIC GLOW TECHNOLOGIES, LLC
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

Note 1 - Summary of Significant Accounting Policies

     The following is a summary of significant accounting policies followed in the preparation of these financial statements. These policies conform to generally accepted accounting principles and have been consistently applied.

     Nature of Activities - The Company is currently conducting research and development activities to develop commercial applications for the One Atmosphere Uniform Glow Discharge Plasma, a process of non-thermal, atmospheric pressure processing for use in the areas such as sterilization, decontamination, surface cleaning and etching.

     Revenue and Cost Recognition - Revenues from research contracts and grants are recognized as costs are incurred.

     Contract costs include direct materials, labor, subcontract costs and allocated indirect costs. General and administrative costs are charged to expense as incurred.

     Receivables - The Company's receivables are with Federal government agencies. The receivables are stated at estimated net realizable values. Anticipated bad debts are considered by management to be negligible and, accordingly, no provision for bad debts has been included in the accompanying statements.

     Property and Equipment - Property and equipment are stated at cost. Depreciation is computed primarily on a straight-line basis over estimated useful lives ranging from six to forty years.

     Intangibles - Intangibles include a trademark amortized over 40 years.

     Income Taxes - Deferred income taxes are provided for differences in the timing of reporting income for financial statement and tax purposes arising from differences in the methods of accounting for depreciation. Accelerated depreciation methods are used for tax purposes, and straight-line depreciation is used for financial statement purposes. As a Limited Liability Company, the company is treated as a partnership for Federal income tax purposes and does not pay federal income tax. Therefore, provision has been made for state excise tax only.

     Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Note 2 - Receivables

     Receivables for the year ended December 31, 2000, were as follows:

         Environmental Protection Agency                          $   24,592
         National Institutes of Health                                 2,140
         Retained                                                      2,724
                                                                  ----------

     Total Receivables                                            $   29,456
                                                                  ==========

Note 3 - Property and Equipment

     Computer Equipment                                           $    3,248
     Equipment                                                        70,763
     Leasehold Improvements                                            7,098
                                                                  ----------
         Total                                                        81,109
         Less Accumulated Depreciation                                (2,262)
                                                                  ----------

     Property and Equipment - Net                                 $   78,847
                                                                  ==========

     Property and equipment includes $ 34,730 in equipment donated by non-members. Property and Equipment also includes $ 1,653 in computer equipment acquired under capital lease, with Accumulated Amortization of $ 46 included in Accumulated Depreciation.

Note 4 - Capital Lease Obligations

Computer lease obligation,
     due in monthly payments of $70, which
     includes principal and interest at 19.75%
     through May, 2003                                            $    1,609

     Less Current Maturities                                             575
                                                                  ----------

Capital Lease Obligations, Less Current Maturities                $    1,034
                                                                  ==========

     Principal payments due subsequent to December 31, 2000, are as follows:
         2001                                                     $      575
         2002                                                            700
         2003                                                            334
                                                                  ----------
              Total                                               $    1,609
                                                                  ==========

Note 5 - Leases

     The Company leases office facilities under an agreement which provides for 12 months rent free lease for the majority of their facilities in exchange for a 4% equity interest in the Company and a position on the Company's Board of Governors. Rental expense for all operating leases for the eight months ended December 31, 2000, was approximately $ 4,200 of which $ 3,500 was recorded under agreement discussed above.

Note 6 -  Concentrations

     The Company maintains cash in a bank deposit account at a financial institution. At year end, the Company exceeded the insured limit by approximately $8,700.

     Approximately 30% of the Company's non-payroll costs were paid to a single subcontractor. Substantially all of the Company's revenues and receivables arose from three contracts.

Note 7 - Members' Equity

     The Company was organized as a Tennessee Limited Liability Company with a duration of 49 years, and issued four classes of Member Interest on October 20, 2000, designated as follows:

                                        Percent of      Authorized     Issued
                                      Distributions        Units        Units         Amount
                                      -------------     ----------    ---------     -----------
A-1  Voting                                    0.99%         1,000        1,000     $        30

A-2  Voting                                    0.01%             1            1               -

B    Non-Voting                               95.00%     1,000,000      100,000         115,990

C    Non-Voting                                4.00%           100          100               -
                                      -------------     ----------    ---------     -----------

        Total Members' Equity                100.00%     1,001,101      101,101     $   116,020
                                      =============     ==========    =========     ===========

     The voting rights of the Classes of Member Interest are set forth in the Articles of Organization. Only holders of Class A-1 Voting Interest have a vote on any matter except for the election of members to the Board of Governors. The holder of the Class A-2 unit has the right to elect one member to the Board.

Note 9 - Research and Development Contracts

     Substantially all of the Company's compensation earned and costs incurred relate to research and development projects sponsored by Federal agencies. These contracts and grants primarily reimburse costs expended. In the case of grants, rights to any inventions vest with the Company, providing certain requirements are met.

Note 10 - Subsequent Event

     Subsequent to year end, the Company purchased 11,200 of its Class B non voting membership units at a cost of $ 13,000.

CONSENT OF COULTER & JUSTUS, P.C., INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Proxy Statement (Schedule
14A) of Tice Technology, Inc. of our report dated July 25, 2002, except for Note 23 as to which the date is August 8, 2002, with respect to the consolidated financial statements of Tice Technology, Inc. included in the Annual Report (Form 10-KSB) for the year ended March 31, 2002.

/s/ Coulter & Justus, P.C.


Knoxville, Tennessee
October 22, 2002

            CONSENT OF BIBLE HARRIS SMITH, P.C., INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Proxy Statement (Schedule
14A) of Tice Technology, Inc., of our report dated April 8, 2002, except for Notes 10 and 11 as to which the date is July 10, 2002, with respect to the financial statements of Atmospheric Glow Technologies, LLC for the year ended December 31, 2001 and of our report dated February 24, 2001, except for Note 10 as to which date is February 28, 2001, with respect to the financial statements of Atmospheric Glow Technologies, LLC, for the eight months ended December 31, 2000.

                                                    /s/ Bible Harris Smith, P.C.

                                                        Bible Harris Smith, P.C.

Knoxville, TN
October 22, 2002

--------
   X     PLEASE MARK VOTES       REVOCABLE PROXY
         AS IN THIS EXAMPLE    TICE TECHNOLOGY, INC.
--------

2002 ANNUAL MEETING OF SHAREHOLDERS

     The undersigned shareholder of Tice Technology, Inc hereby appoints PATRICK MARTIN and CHARLES R. WEST, and each of them, attorneys and proxies, with power of substitution, to vote all of the Common Shares of Tice held of record in the name of the undersigned at the close of business on November 1, 2002 at the Annual Meeting of Shareholders of Tice on December 17, 2002, at 10:00 a.m. EST at 10267 Kingston Place, Knoxville, Tennessee 37922 or at any postponement or adjournment thereof, in accordance with the Notice and Proxy Statement received, for the election of directors and other matters described therein and as may properly come before the meeting. The undersigned hereby ratifies all acts that said Proxy may do and cause to be done in the premises, whether at said meeting or at any change, adjournment, or continuation thereof, and hereby revokes all prior proxies.

                                                    ----------------------------
     Please be sure to sign and date                Date
      this Proxy in the box below.
--------------------------------------------------------------------------------

________________________________________________________________________________
     Stockholder sign above                     Co-holder (if any) sign above

                                        ----------------------------------------
1.  Election of Directors.                            With-     For All
                                            For       Hold      Except
Michael A. Atkins, Patrick L. Martin,
Thomas W. Reddoch, Charles R. West          [_]       [_]       [_]
and Kimberly Kelly-Wintenberg           ----------------------------------------

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

                                                    ----------------------------
                                                    For     Against     Abstain
                                                    ----------------------------
2.   Amendment of Certificate of Incorporation to
Change Name of Corporation to Atmospheric Glow       [_]       [_]       [_]
Technologies, Inc.

3.   Amendment of Certificate of Incorporation to
Increase Number of Common Shares Authorized to       [_]       [_]       [_]
400,000,000.

4.   Approval of Sale of Stock of MidSouth Sign
Company, Inc. and Sale of Stock of LandOak Company,  [_]       [_]       [_]
Inc.

5.   Proposal to Ratify Appointment of Coulter &
Justus, P.C. As Tice's Independent Auditors for the  [_]       [_]       [_]
Year Ending March 31, 2003.

6. To act upon such other matters as may properly come before the meeting or any postponement or adjournments hereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

    This proxy, when properly executed, will be voted in accordance with the specifications indicated; but, if no indication is made, it will be voted FOR Proposals 1, 2, 3, 4 and 5. MANAGEMENT RECOMMENDS A VOTE FOR THE ABOVE MATTERS. The secretary knows of no other business to be brought before the meeting. However, if any other matters properly come before the meeting, it is expected that the proxies will vote on such matters in their discretion.

 * Detach above card, sign, date and mail in postage paid envelope provided. *

                              TICE TECHNOLOGY, INC.

--------------------------------------------------------------------------------
    This proxy must be signed exactly as the name or names appearing on the label. If you are signing as a trustee, executor, or in any capacity other than as an individual, please so indicate.
--------------------------------------------------------------------------------

                               PLEASE ACT PROMPTLY
                   SIGN, DATE, & MAIL IN YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

__________________________________________

_________________________________________

_________________________________________

                                      F-2